Sales Report:Supplement No. 53 dated Oct 06, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 422687
This series of Notes was issued and sold upon the funding of the borrower loan #38797, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$17,000.00	Prosper Rating:	AA	Auction Duration:	14 days
Term:	36 months	Estimated loss:	1.5%	Auction start date:	Sep-11-2009
				Auction end date:	Sep-24-2009

Starting lender yield:	9.00%	Starting borrower rate/APR:	10.00% / 10.34%	Starting monthly payment:	$548.54
Final lender yield:	8.40%	Final borrower rate/APR:	9.40% / 9.74%	Final monthly payment:	$543.77

Auction yield range:	3.27% - 9.00%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	6.90%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Oct-1990	Debt/Income ratio:	22%
Credit score:	820-840 (Sep-2009)	Current / open credit lines:	16 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	32	Length of status:	6y 1m
Amount delinquent:	$0	Revolving credit balance:	$13,101	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	26%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	steady-gold	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Rental Property Loan
Purpose of loan:
I currently own a rental house with my business partner. We need the additonal funds to?consolidate some debt on the rental property.? Currently, there is a bank that holds the first mortgage on the property.?We have?a 2 year lease on the property that started in July 2009 that runs us thru June 2011.? The rental income currently covers all the cash flow expenses related to the property.?

My financial situation:
I am a good candidate for this loan because we are cash flow positive on the rental property, I have excellent credit, and currently employed.? I bought this house as a side investment with my partner as he is in the construciton industry and I am a CPA.? Between the both of us, we handle all the duties for the property.?We are currently above water on the house as compared to the tax appraisals and other comps in the neighborhood.? We are looking to minimize our interest expense and pay down the debt on credit cards.? I would rather pay someone else than pay the credit card companies.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Can you show monthly income/expense reports? Is the loan payment between both partners or yourself only? - community-leader3
A: Here is the cash flow income statement: Income $1200 Mortgate Interest $633 Credit Card Payments $450 Insurance $55 The loan payment is for the company, not for myself. We are trying to consolidate the credit card debt and obtain a better interest to pay off the cards. Freddie (Sep-13-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

justice-excellency	$50.00	$50.00	9/11/2009 3:59:47 PM
Cai8899	$25.00	$25.00	9/11/2009 4:00:21 PM
don8ter	$60.00	$60.00	9/11/2009 4:00:26 PM
seasportsguy	$25.00	$25.00	9/11/2009 4:01:13 PM
five-star-justice	$36.00	$36.00	9/11/2009 4:01:39 PM
ethicalhumanist	$25.00	$25.00	9/11/2009 4:02:26 PM
Sid-K	$50.00	$50.00	9/11/2009 4:00:33 PM
bchen78875	$50.00	$50.00	9/11/2009 4:00:51 PM
elasermd	$50.00	$50.00	9/11/2009 4:01:08 PM
Kame	$25.00	$25.00	9/11/2009 4:01:29 PM
crossborders	$25.00	$25.00	9/11/2009 4:01:49 PM
greenback-floret	$25.00	$25.00	9/11/2009 4:02:36 PM
yank918	$25.00	$25.00	9/11/2009 4:05:19 PM
Syzygy	$25.00	$25.00	9/11/2009 5:36:07 PM
Cherrypicker06	$25.00	$25.00	9/11/2009 4:00:23 PM
cash-sensai2	$25.00	$25.00	9/11/2009 4:00:46 PM
Moron_Buffet	$25.00	$25.00	9/11/2009 4:01:26 PM
Goodlender42	$25.00	$25.00	9/11/2009 6:34:51 PM
CULPEPPERGROUP	$25.00	$25.00	9/12/2009 12:34:58 PM
compoundinterest	$50.00	$50.00	9/12/2009 12:45:15 PM
gm93001	$25.00	$25.00	9/13/2009 4:34:39 PM
langdonx	$50.00	$50.00	9/14/2009 7:01:44 AM
engaging-worth	$30.00	$30.00	9/14/2009 9:37:07 AM
rose88	$25.00	$25.00	9/14/2009 7:27:40 AM
ok	$25.00	$25.00	9/14/2009 3:24:53 PM
Artist_Blue	$25.00	$25.00	9/14/2009 7:00:55 PM
justin323	$25.00	$25.00	9/14/2009 7:56:13 PM
dealarella	$25.00	$25.00	9/14/2009 7:01:06 PM
top-impressive-dinero	$25.00	$25.00	9/14/2009 11:56:52 PM
the-rate-creature	$25.00	$25.00	9/15/2009 11:38:14 AM
PatRichi	$25.00	$25.00	9/15/2009 5:21:43 PM
degster	$25.00	$25.00	9/16/2009 8:45:44 AM
pbeach05	$25.00	$25.00	9/15/2009 8:42:15 PM
asya	$29.00	$29.00	9/16/2009 12:08:21 PM
credit-coach118	$25.00	$25.00	9/16/2009 9:06:25 AM
SkiNZ	$25.00	$25.00	9/16/2009 9:30:49 AM
pulmdoc	$50.00	$50.00	9/16/2009 1:11:16 PM
fsa3	$25.00	$25.00	9/16/2009 3:21:59 PM
Moby	$50.00	$50.00	9/16/2009 3:55:28 PM
blackstar	$25.00	$25.00	9/16/2009 5:16:03 PM
totoro	$25.00	$25.00	9/16/2009 5:16:09 PM
Avala	$25.00	$25.00	9/16/2009 6:46:00 PM
SKOAL	$25.00	$25.00	9/16/2009 8:26:33 PM
wormdc	$25.00	$25.00	9/17/2009 12:00:07 AM
practice44	$25.00	$25.00	9/16/2009 6:46:07 PM
imagenki	$25.00	$25.00	9/17/2009 9:36:31 AM
crenen139	$25.00	$25.00	9/16/2009 8:40:27 PM
gold-cluster	$25.00	$25.00	9/17/2009 12:21:00 PM
Lendomatic	$25.00	$25.00	9/17/2009 3:45:20 AM
SnE	$25.00	$25.00	9/17/2009 4:23:30 AM
Castellan	$25.00	$25.00	9/17/2009 2:11:02 PM
neenerman	$25.00	$25.00	9/17/2009 3:05:19 PM
brightest-revenue-spark	$25.00	$25.00	9/17/2009 3:02:26 PM
coin-lender77	$25.00	$25.00	9/17/2009 4:39:40 PM
abuyama22	$25.00	$25.00	9/17/2009 5:03:03 PM
Turkish101	$25.00	$25.00	9/17/2009 4:53:34 PM
onegoodlender	$25.00	$25.00	9/17/2009 2:21:31 PM
js60l	$25.00	$25.00	9/17/2009 5:35:13 PM
CoolHelp	$25.00	$25.00	9/17/2009 6:00:19 PM
longisland47m	$25.00	$25.00	9/17/2009 6:17:47 PM
TK4	$25.00	$25.00	9/17/2009 6:32:51 PM
sparky1129	$25.00	$25.00	9/17/2009 7:27:16 PM
BuckNaikid	$25.00	$25.00	9/17/2009 7:57:33 PM
MissionMicroFinance	$25.00	$25.00	9/17/2009 8:40:04 PM
ritchie70	$25.00	$25.00	9/17/2009 8:50:10 PM
jasperpants	$25.00	$25.00	9/17/2009 4:55:42 PM
aajwm	$28.73	$28.73	9/17/2009 6:06:58 PM
elated-justice	$25.00	$25.00	9/17/2009 6:57:18 PM
linklady	$50.00	$50.00	9/17/2009 7:27:22 PM
mh1169	$28.79	$28.79	9/17/2009 8:00:33 PM
Weaverville	$25.00	$25.00	9/17/2009 8:50:05 PM
bruin558	$80.00	$80.00	9/18/2009 4:53:37 AM
BookandLaw	$25.00	$25.00	9/18/2009 7:13:27 AM
screenname03	$25.00	$25.00	9/18/2009 7:12:53 AM
museic1	$25.00	$25.00	9/18/2009 7:42:41 AM
reefer	$50.00	$50.00	9/18/2009 7:50:45 AM
djs81	$25.00	$25.00	9/18/2009 7:42:31 AM
Dollars4Rent	$25.00	$25.00	9/18/2009 8:41:12 AM
szetheli	$37.67	$37.67	9/18/2009 8:25:32 AM
top-unflappable-economy	$46.26	$46.26	9/18/2009 8:25:29 AM
888168	$30.76	$30.76	9/18/2009 9:03:54 AM
kumpa2u	$50.00	$50.00	9/18/2009 9:03:26 AM
friendlyviking	$25.00	$25.00	9/18/2009 9:19:01 AM
mscomeaux	$25.00	$25.00	9/18/2009 9:42:19 AM
RJN	$25.00	$25.00	9/18/2009 9:49:21 AM
KiwiElf	$26.26	$26.26	9/18/2009 11:39:23 AM
jwood3030	$25.00	$25.00	9/18/2009 11:41:22 AM
LuckySF	$42.83	$42.83	9/18/2009 12:38:34 PM
silver-ace	$25.00	$25.00	9/18/2009 1:15:00 PM
market-assembler	$50.00	$50.00	9/18/2009 1:00:02 PM
monstersdad	$50.00	$50.00	9/18/2009 1:05:03 PM
HoyaHeel	$40.00	$40.00	9/18/2009 1:59:24 PM
chipperjohnson	$50.00	$50.00	9/18/2009 1:41:43 PM
DrStaff	$60.00	$60.00	9/18/2009 2:45:13 PM
Bronxville2007	$25.00	$25.00	9/18/2009 3:52:41 PM
All_Wins	$25.00	$25.00	9/18/2009 3:53:46 PM
kanpur63	$25.00	$25.00	9/18/2009 4:25:41 PM
mattbly	$25.00	$25.00	9/18/2009 4:18:12 PM
zeelender	$25.00	$25.00	9/18/2009 4:25:25 PM
cyberie21	$40.00	$40.00	9/18/2009 5:01:05 PM
worth-matador	$50.00	$50.00	9/18/2009 5:08:59 PM
meux99	$25.00	$25.00	9/18/2009 5:03:54 PM
moneylender987	$25.00	$25.00	9/18/2009 6:46:43 PM
9boag	$25.00	$25.00	9/18/2009 6:29:35 PM
all_of_that_one	$25.00	$25.00	9/18/2009 7:52:52 PM
Independenttools	$25.00	$25.00	9/18/2009 6:58:02 PM
slartibardfast	$30.00	$30.00	9/18/2009 7:58:27 PM
kayakg	$25.00	$25.00	9/18/2009 7:21:56 PM
mbf2234	$50.00	$50.00	9/19/2009 5:45:29 AM
japper2353	$25.00	$25.00	9/19/2009 3:12:11 AM
new-reward-sequoia	$25.00	$25.00	9/19/2009 5:06:53 AM
best-platinum-persimmon	$50.00	$50.00	9/19/2009 9:26:56 AM
kurizoo	$25.00	$25.00	9/19/2009 9:28:19 AM
chief_wo	$25.00	$25.00	9/19/2009 7:27:24 AM
listenfirst	$250.00	$250.00	9/19/2009 12:04:46 PM
hawkhelp	$25.00	$25.00	9/20/2009 6:48:02 AM
Viamin	$25.00	$25.00	9/20/2009 1:22:25 AM
goodkarma	$25.00	$25.00	9/20/2009 8:08:09 AM
lgs83	$25.00	$25.00	9/20/2009 10:03:26 AM
mid	$25.00	$25.00	9/20/2009 10:21:51 AM
Skramar	$25.00	$25.00	9/20/2009 11:37:08 AM
cpy911	$25.00	$25.00	9/20/2009 2:01:52 PM
AJLending	$25.00	$25.00	9/20/2009 3:12:12 PM
cyonamine	$25.00	$25.00	9/20/2009 6:36:54 PM
BlindProphet	$25.00	$25.00	9/20/2009 8:31:58 PM
Friend22	$25.00	$25.00	9/21/2009 9:27:01 AM
KeepOnRunning	$50.00	$50.00	9/21/2009 9:35:39 AM
zeraphm	$25.00	$25.00	9/21/2009 8:37:41 AM
ganoman21	$25.00	$25.00	9/21/2009 9:34:39 AM
thryn	$25.00	$25.00	9/21/2009 9:32:28 AM
visionary-currency	$100.00	$100.00	9/21/2009 9:33:39 AM
Cleon	$25.00	$25.00	9/21/2009 9:35:42 AM
dumbass	$25.00	$25.00	9/21/2009 12:13:18 PM
Patter256	$25.00	$25.00	9/21/2009 1:18:41 PM
raxbab	$54.64	$54.64	9/21/2009 1:22:41 PM
NATIVEBORN	$29.18	$29.18	9/21/2009 1:52:01 PM
twomonkeys3	$25.00	$25.00	9/21/2009 4:47:50 PM
d3v0t3d	$25.00	$25.00	9/21/2009 4:48:01 PM
coolspeed	$25.00	$25.00	9/21/2009 4:39:17 PM
yenom	$25.00	$25.00	9/21/2009 9:17:14 PM
wrchism	$29.09	$29.09	9/22/2009 1:08:15 AM
trade-watcher	$25.00	$25.00	9/21/2009 5:32:42 PM
QuinMccoy	$25.00	$25.00	9/21/2009 5:43:43 PM
Captain88	$25.00	$25.00	9/22/2009 5:42:16 AM
MikeB918	$25.00	$25.00	9/22/2009 6:31:57 AM
gustavholstopus32	$25.00	$25.00	9/22/2009 5:42:19 AM
pipopirate	$25.00	$25.00	9/21/2009 10:07:16 PM
discrete-asset	$25.00	$25.00	9/22/2009 9:33:36 AM
Caledoni	$25.00	$25.00	9/22/2009 9:35:44 AM
Skady3love	$25.00	$25.00	9/22/2009 9:36:17 AM
tuffshortstuff	$50.00	$50.00	9/22/2009 9:32:39 AM
lovely-return7	$25.00	$25.00	9/22/2009 9:35:10 AM
GatorBait	$25.00	$25.00	9/22/2009 9:50:15 AM
Zoomie	$25.00	$25.00	9/22/2009 10:57:25 AM
protobam	$25.00	$25.00	9/22/2009 10:52:46 AM
Digiboy88	$43.41	$43.41	9/22/2009 10:17:41 AM
andycheb	$25.00	$25.00	9/22/2009 10:54:30 AM
krishopper	$25.00	$25.00	9/22/2009 10:57:24 AM
lostontheedge	$25.00	$25.00	9/22/2009 10:57:56 AM
keyfig	$28.18	$28.18	9/22/2009 10:58:06 AM
canisian	$25.00	$25.00	9/22/2009 10:43:20 AM
worth-matador	$25.00	$25.00	9/22/2009 12:09:10 PM
BankOfFrankFairness	$25.48	$25.48	9/22/2009 12:33:26 PM
JLEND926121	$25.00	$25.00	9/22/2009 11:29:01 AM
BigBoy2008	$25.00	$25.00	9/22/2009 1:14:52 PM
tayzak	$25.00	$25.00	9/22/2009 1:15:01 PM
TriSail	$25.00	$25.00	9/22/2009 1:16:16 PM
airon7	$25.00	$25.00	9/22/2009 12:51:59 PM
Wart126	$25.00	$25.00	9/22/2009 1:24:52 PM
philipandc	$25.00	$25.00	9/22/2009 1:26:41 PM
LTR	$25.00	$25.00	9/22/2009 1:13:55 PM
Eagledrop	$25.00	$25.00	9/22/2009 11:22:32 AM
funds-promiser	$50.00	$50.00	9/22/2009 1:14:00 PM
skydiver111	$25.00	$25.00	9/22/2009 1:14:12 PM
beachbum22	$25.00	$25.00	9/22/2009 1:14:38 PM
Gabriel02	$25.00	$25.00	9/22/2009 1:14:46 PM
yield-blanket	$25.00	$25.00	9/22/2009 1:15:19 PM
hyperchamp	$25.00	$25.00	9/22/2009 1:16:12 PM
miamiwill	$25.00	$25.00	9/22/2009 1:24:53 PM
riversmoke	$25.00	$25.00	9/22/2009 1:37:58 PM
generous-at-heart	$25.00	$25.00	9/22/2009 1:14:04 PM
preyj	$25.00	$25.00	9/22/2009 1:16:41 PM
Namrok	$25.00	$25.00	9/22/2009 1:18:03 PM
zbfamwl	$25.00	$25.00	9/22/2009 1:24:05 PM
veryfastlender	$25.00	$25.00	9/22/2009 9:57:04 PM
kayden	$25.00	$25.00	9/22/2009 10:31:59 PM
ujiba	$25.00	$25.00	9/23/2009 1:57:04 AM
conqueror359	$50.00	$50.00	9/23/2009 8:05:09 AM
DeathScythe676	$25.00	$25.00	9/23/2009 9:34:20 AM
buffalobills	$25.00	$25.00	9/23/2009 8:10:38 AM
godspeed237	$25.00	$25.00	9/23/2009 6:42:42 AM
bayareainv	$50.00	$50.00	9/23/2009 10:18:25 AM
Strato	$25.00	$25.00	9/23/2009 10:57:44 AM
heeeley	$25.00	$25.00	9/23/2009 10:10:01 AM
fairwealth	$25.00	$25.00	9/23/2009 9:09:13 AM
ManhattanLender	$25.00	$25.00	9/23/2009 9:12:02 AM
dime-violin	$25.00	$25.00	9/23/2009 9:33:09 AM
NFV	$25.00	$25.00	9/23/2009 10:37:10 AM
deepventures	$25.00	$25.00	9/23/2009 12:22:01 PM
AJSinvest	$25.00	$25.00	9/23/2009 10:42:27 AM
newest-generosity-saga	$25.00	$25.00	9/23/2009 9:34:30 AM
stensonb	$25.00	$25.00	9/23/2009 11:07:06 AM
latestone	$25.00	$25.00	9/23/2009 11:23:50 AM
jeffc92	$50.00	$50.00	9/23/2009 10:18:39 AM
labate	$25.00	$25.00	9/23/2009 10:37:01 AM
sajitp	$25.00	$25.00	9/23/2009 12:02:30 PM
Ven58	$25.00	$25.00	9/23/2009 12:05:08 PM
kindness-saver	$25.00	$25.00	9/23/2009 11:26:18 AM
Keebs	$25.00	$25.00	9/23/2009 1:04:45 PM
seju	$25.00	$25.00	9/23/2009 12:04:35 PM
GreenMind	$25.00	$25.00	9/23/2009 12:21:57 PM
ElChico124	$25.00	$25.00	9/23/2009 1:12:03 PM
yachey	$25.00	$25.00	9/23/2009 1:37:08 PM
Gold_Coin	$25.00	$25.00	9/23/2009 4:42:02 PM
poetic-economy	$25.00	$25.00	9/23/2009 4:04:44 PM
b-rent	$25.00	$25.00	9/23/2009 4:32:00 PM
scloans	$40.00	$40.00	9/23/2009 6:19:39 PM
LordKinbote	$25.00	$25.00	9/23/2009 5:29:30 PM
beaufuture	$25.00	$25.00	9/24/2009 2:54:35 AM
slojudy	$25.00	$25.00	9/23/2009 6:41:54 PM
fastcar750	$25.00	$25.00	9/24/2009 5:57:53 AM
social-comet224	$25.00	$25.00	9/24/2009 5:58:51 AM
BigCityLending	$25.00	$25.00	9/24/2009 5:58:57 AM
Castelj	$25.00	$25.00	9/24/2009 5:59:06 AM
TheBestDad	$25.00	$25.00	9/24/2009 5:59:35 AM
want2bfree2	$25.00	$25.00	9/23/2009 8:07:47 PM
amijo	$45.64	$45.64	9/24/2009 6:00:43 AM
Gorblum	$25.00	$25.00	9/24/2009 6:01:01 AM
Entrep-Risk	$25.00	$25.00	9/24/2009 6:01:06 AM
jonesboyz	$25.00	$25.00	9/24/2009 6:02:34 AM
arbor1	$25.00	$25.00	9/24/2009 6:02:37 AM
token34	$25.00	$25.00	9/24/2009 6:03:20 AM
RoyRS	$25.00	$25.00	9/24/2009 6:03:45 AM
palpbert	$25.00	$25.00	9/24/2009 6:04:35 AM
site_ml	$25.00	$25.00	9/23/2009 10:56:55 PM
Dave0	$25.00	$25.00	9/24/2009 6:06:04 AM
iLoaner	$25.00	$25.00	9/24/2009 6:06:40 AM
MonkeyPet	$25.00	$25.00	9/24/2009 6:06:57 AM
puifais	$25.00	$25.00	9/24/2009 6:07:02 AM
mmqc	$25.00	$25.00	9/24/2009 5:58:17 AM
lifeslessons	$50.00	$50.00	9/24/2009 5:58:53 AM
kanewna	$50.00	$50.00	9/24/2009 5:58:29 AM
Downs108	$30.00	$30.00	9/24/2009 5:59:12 AM
BlindSquirrel	$25.00	$25.00	9/24/2009 5:59:29 AM
easylender	$25.00	$25.00	9/24/2009 5:59:17 AM
sabre79	$25.00	$25.00	9/24/2009 6:00:10 AM
ILfarmboy	$70.17	$70.17	9/24/2009 5:59:45 AM
MplsLawyers	$25.00	$25.00	9/24/2009 5:59:50 AM
Aleut	$25.00	$25.00	9/24/2009 6:00:36 AM
mal12561	$40.90	$40.90	9/24/2009 6:01:13 AM
trucklawyer	$25.00	$25.00	9/24/2009 6:00:20 AM
Bearls	$25.00	$25.00	9/24/2009 6:01:19 AM
RandomMonkey	$25.00	$25.00	9/24/2009 6:00:41 AM
rmsyvt	$25.00	$25.00	9/24/2009 6:00:50 AM
wealth-mogul534	$25.00	$25.00	9/24/2009 6:01:40 AM
tolstoy00	$25.00	$25.00	9/24/2009 6:01:08 AM
cawdrw2002	$25.00	$25.00	9/24/2009 6:01:45 AM
dollyokay	$25.00	$25.00	9/24/2009 6:02:21 AM
bradwill	$50.00	$50.00	9/24/2009 6:02:44 AM
bonus-banker	$25.00	$25.00	9/24/2009 6:03:07 AM
QEI_Investor	$25.00	$25.00	9/24/2009 6:03:00 AM
ocv	$25.00	$25.00	9/24/2009 6:03:23 AM
MediaAndMicrocode	$25.00	$25.00	9/24/2009 6:04:10 AM
ArmstrongVentures	$25.00	$25.00	9/24/2009 6:03:26 AM
HamletTower	$25.00	$25.00	9/24/2009 6:04:31 AM
halfpintc	$25.00	$25.00	9/24/2009 6:05:37 AM
Warbler	$25.00	$25.00	9/24/2009 6:04:40 AM
TheReaderRabbit	$25.00	$25.00	9/24/2009 6:04:56 AM
TJ643	$25.00	$25.00	9/24/2009 6:06:55 AM
eyal0	$25.00	$25.00	9/24/2009 6:07:04 AM
Darrkblu	$25.00	$25.00	9/24/2009 6:05:49 AM
pinballeffect	$40.00	$40.00	9/24/2009 6:29:28 AM
zerocrog	$25.00	$25.00	9/24/2009 6:06:27 AM
Disha_Sagar	$30.00	$30.00	9/24/2009 6:07:05 AM
epch	$200.00	$200.00	9/24/2009 6:10:56 AM
AtlantistoXanadu	$50.00	$50.00	9/24/2009 8:02:49 AM
maga	$200.00	$200.00	9/24/2009 7:53:06 AM
lagnisiruk	$25.00	$25.00	9/11/2009 4:00:22 PM
DukSerduk	$25.00	$25.00	9/11/2009 4:00:38 PM
LoanGiver	$25.00	$25.00	9/11/2009 4:01:33 PM
rjleves	$25.00	$25.00	9/11/2009 4:01:43 PM
Hogpilot	$25.00	$25.00	9/11/2009 4:05:34 PM
bazaar-tulip	$25.00	$25.00	9/11/2009 4:06:18 PM
skuba	$50.00	$50.00	9/11/2009 4:00:42 PM
understanding-marketplace	$100.00	$100.00	9/11/2009 4:00:56 PM
testobsessed	$100.00	$100.00	9/11/2009 4:01:01 PM
gold-tsunami	$25.00	$25.00	9/11/2009 4:01:37 PM
noble-revenue	$100.00	$100.00	9/11/2009 4:02:00 PM
Halos2002	$50.00	$50.00	9/11/2009 4:02:38 PM
Corduroy	$25.00	$25.00	9/11/2009 5:37:53 PM
MidnightBank	$25.00	$25.00	9/11/2009 6:29:42 PM
honorable-yield	$50.00	$50.00	9/11/2009 4:00:29 PM
personal-lender	$25.00	$25.00	9/11/2009 4:01:35 PM
nuclearmoose	$25.00	$25.00	9/11/2009 4:02:18 PM
mikeandcat	$50.00	$50.00	9/11/2009 4:02:44 PM
Coach2often	$50.00	$50.00	9/12/2009 8:40:21 AM
payontime1	$50.00	$50.00	9/11/2009 8:40:34 PM
sas19	$25.00	$25.00	9/12/2009 10:04:59 AM
blot44	$50.00	$50.00	9/13/2009 10:53:12 AM
impartial-deal	$25.00	$25.00	9/13/2009 8:37:31 PM
kinetic-diversification	$25.00	$25.00	9/13/2009 1:05:48 PM
benroo	$25.00	$25.00	9/14/2009 8:56:23 AM
vegibenz	$25.00	$25.00	9/14/2009 10:05:08 AM
bowdish1	$44.83	$44.83	9/14/2009 9:10:13 AM
Iwantahelp	$25.00	$25.00	9/14/2009 3:22:40 PM
CPAMAN	$25.00	$25.00	9/14/2009 5:51:01 PM
goofy15975	$25.00	$25.00	9/14/2009 7:09:52 PM
buckyhead2000	$25.00	$25.00	9/14/2009 7:00:01 PM
RICHMONDREB	$25.00	$25.00	9/14/2009 7:00:30 PM
turbine5	$40.00	$40.00	9/15/2009 11:06:05 AM
bid-papyrus	$50.00	$50.00	9/15/2009 9:19:37 AM
szetowski	$25.00	$25.00	9/15/2009 6:50:11 PM
uncleegg	$25.00	$25.00	9/16/2009 3:15:33 AM
LPSolutions	$25.00	$25.00	9/16/2009 3:25:09 AM
FG9YTR	$25.00	$25.00	9/16/2009 10:48:49 AM
kenyonhillbilly	$25.00	$25.00	9/16/2009 12:03:23 PM
CorporateT00l	$25.00	$25.00	9/16/2009 3:30:22 PM
JJS180	$25.00	$25.00	9/16/2009 3:21:42 PM
BigLinCT	$50.00	$50.00	9/16/2009 5:20:28 PM
flexiboy35	$25.00	$25.00	9/16/2009 5:35:23 PM
JnL	$25.00	$25.00	9/16/2009 7:27:29 PM
Dreams4Cash	$25.00	$25.00	9/16/2009 8:12:31 PM
Masterlender	$25.00	$25.00	9/16/2009 9:15:54 PM
Barak	$80.00	$80.00	9/17/2009 8:21:07 AM
bmbanzai	$25.00	$25.00	9/16/2009 8:15:14 PM
jchix	$25.00	$25.00	9/17/2009 2:21:46 PM
jt88	$25.00	$25.00	9/17/2009 1:50:28 PM
highcountry1	$25.00	$25.00	9/17/2009 5:55:16 PM
hayhelp	$25.00	$25.00	9/17/2009 6:57:24 PM
financelover	$38.88	$38.88	9/17/2009 6:58:09 PM
rulender	$50.00	$50.00	9/17/2009 7:42:03 PM
XD2005	$25.00	$25.00	9/17/2009 7:05:24 PM
MrDavid	$36.68	$36.68	9/17/2009 7:20:03 PM
danfrphils	$25.00	$25.00	9/17/2009 4:55:37 PM
majormoves1	$25.00	$25.00	9/17/2009 5:05:20 PM
pseudokris	$25.00	$25.00	9/17/2009 7:00:00 PM
NomoredebtCA	$25.00	$25.00	9/17/2009 11:17:04 PM
cjohnson041	$35.00	$35.00	9/18/2009 4:07:19 AM
Ananya	$25.00	$25.00	9/18/2009 6:19:18 AM
thedoctor	$25.00	$25.00	9/18/2009 7:40:47 AM
Hokiemon	$27.69	$27.69	9/18/2009 7:40:55 AM
lending-bear	$50.00	$50.00	9/18/2009 7:42:19 AM
LenderIntegrity24	$25.00	$25.00	9/18/2009 8:12:12 AM
mathprof	$25.00	$25.00	9/18/2009 8:24:00 AM
ClearLake	$25.00	$25.00	9/18/2009 9:49:46 AM
Jassi	$25.00	$25.00	9/18/2009 9:48:32 AM
j48	$25.00	$25.00	9/18/2009 10:51:26 AM
SNH	$50.00	$50.00	9/18/2009 10:11:13 AM
bennyj	$25.00	$25.00	9/18/2009 10:58:04 AM
shawnw2	$25.00	$25.00	9/18/2009 11:09:00 AM
NELNET	$50.00	$50.00	9/18/2009 12:45:11 PM
reo379	$50.00	$50.00	9/18/2009 12:11:38 PM
Octavian315	$50.00	$50.00	9/18/2009 12:30:38 PM
FlexFunding	$100.00	$100.00	9/18/2009 12:41:13 PM
brainy-dedication	$25.00	$25.00	9/18/2009 1:07:54 PM
Raser	$25.00	$25.00	9/18/2009 1:12:52 PM
gogmagog	$50.00	$50.00	9/18/2009 2:47:11 PM
fireupthegrill	$25.00	$25.00	9/18/2009 3:05:04 PM
miked8303	$25.00	$25.00	9/18/2009 3:35:19 PM
rmachi	$25.00	$25.00	9/18/2009 4:03:17 PM
BayShell	$40.00	$40.00	9/18/2009 3:53:36 PM
fortytwo	$60.99	$60.99	9/18/2009 4:06:22 PM
jct_enterprises	$25.00	$25.00	9/18/2009 3:54:52 PM
conceptpi	$25.00	$25.00	9/18/2009 4:26:51 PM
naniamo	$25.00	$25.00	9/18/2009 4:33:30 PM
kloan	$25.00	$25.00	9/18/2009 5:12:29 PM
GenerousGentleMan	$38.83	$38.83	9/18/2009 5:00:58 PM
bocap	$25.00	$25.00	9/18/2009 7:22:30 PM
rcr549	$25.00	$25.00	9/18/2009 7:43:13 PM
TruckerGuy	$25.00	$25.00	9/18/2009 6:53:14 PM
superchicken	$25.00	$25.00	9/18/2009 6:54:28 PM
ChicoBob	$50.00	$50.00	9/18/2009 7:06:21 PM
kmwvma	$25.00	$25.00	9/18/2009 7:04:22 PM
OLYVRC	$25.00	$25.00	9/18/2009 7:33:20 PM
USMC0311	$25.00	$25.00	9/18/2009 7:52:42 PM
pinnacle10	$25.00	$25.00	9/18/2009 9:56:53 PM
jldallover	$25.00	$25.00	9/19/2009 4:56:55 AM
pinaypie1	$25.00	$25.00	9/19/2009 7:42:16 AM
dollars4debts	$25.00	$25.00	9/19/2009 9:28:23 AM
money-vista	$25.00	$25.00	9/19/2009 9:57:17 AM
ctgscott	$25.00	$25.00	9/19/2009 11:36:51 AM
DHolly	$25.00	$25.00	9/19/2009 1:05:29 PM
SS123	$25.00	$25.00	9/19/2009 9:58:55 AM
whiteshadow	$25.00	$25.00	9/19/2009 11:06:59 AM
tender-gold	$25.00	$25.00	9/19/2009 3:17:03 PM
return-flamenco	$25.00	$25.00	9/19/2009 12:01:53 PM
MGOT-Ken	$25.00	$25.00	9/19/2009 5:07:14 PM
Emerex	$25.00	$25.00	9/19/2009 6:32:43 PM
j2ee	$25.00	$25.00	9/19/2009 6:43:05 PM
credit-bearer959	$25.00	$25.00	9/20/2009 3:13:48 AM
Rendely	$25.00	$25.00	9/20/2009 5:26:50 AM
kid8549	$25.00	$25.00	9/20/2009 9:22:15 AM
teejay411	$100.00	$100.00	9/20/2009 9:11:51 AM
catmanbob	$25.00	$25.00	9/20/2009 9:26:51 AM
Phantom99	$25.00	$25.00	9/20/2009 8:12:12 AM
stormwatch	$25.00	$25.00	9/20/2009 10:21:56 AM
jgar_O	$30.00	$30.00	9/20/2009 2:41:46 PM
pawsitive	$25.00	$25.00	9/20/2009 2:02:02 PM
Paragon13	$50.00	$50.00	9/20/2009 3:27:22 PM
McTrump	$25.00	$25.00	9/20/2009 2:48:34 PM
shanedog	$25.00	$25.00	9/20/2009 4:47:06 PM
gracej	$25.00	$25.00	9/20/2009 7:41:49 PM
circustab	$50.00	$50.00	9/21/2009 6:53:04 AM
nofreelunch	$25.00	$25.00	9/21/2009 5:17:03 AM
Residuum	$25.00	$25.00	9/21/2009 8:02:10 AM
ebgb234	$25.00	$25.00	9/21/2009 5:42:16 AM
star7705	$25.00	$25.00	9/21/2009 9:32:35 AM
Floridagirl	$25.00	$25.00	9/21/2009 9:35:24 AM
suave-dollar	$40.00	$40.00	9/21/2009 9:32:46 AM
mrpowers5531	$25.00	$25.00	9/21/2009 9:32:21 AM
think-become	$25.00	$25.00	9/21/2009 9:38:10 AM
focused-wampum	$27.55	$27.55	9/21/2009 10:22:04 AM
soldadoz	$25.00	$25.00	9/21/2009 9:59:33 AM
AndersenWatcher	$25.00	$25.00	9/21/2009 10:54:41 AM
BoutYeBank	$25.00	$25.00	9/21/2009 11:33:56 AM
mizount	$25.00	$25.00	9/21/2009 11:27:15 AM
synergy4all	$25.00	$25.00	9/21/2009 1:48:21 PM
calessabay	$25.00	$25.00	9/21/2009 12:32:30 PM
bugleusmc	$28.74	$28.74	9/21/2009 12:17:44 PM
BaltimoreLender	$25.00	$25.00	9/21/2009 12:25:41 PM
Feyenoord	$25.00	$25.00	9/21/2009 5:07:00 PM
BaxterEvil	$25.00	$25.00	9/21/2009 7:28:31 PM
ADenny	$25.00	$25.00	9/21/2009 8:56:58 PM
nv	$25.00	$25.00	9/21/2009 10:32:01 PM
milehighguy	$50.00	$50.00	9/22/2009 7:33:26 AM
rdextra	$25.00	$25.00	9/21/2009 11:02:26 PM
assetmanager	$25.00	$25.00	9/22/2009 3:39:13 AM
ojibwa	$25.00	$25.00	9/22/2009 9:12:12 AM
StWaldo	$25.00	$25.00	9/22/2009 9:32:17 AM
brstern2	$25.00	$25.00	9/22/2009 6:37:07 AM
djh47a	$40.00	$40.00	9/22/2009 9:34:18 AM
Railbird	$25.00	$25.00	9/22/2009 9:36:31 AM
kegs	$100.00	$100.00	9/22/2009 10:33:32 AM
Sixmil	$25.00	$25.00	9/22/2009 10:57:13 AM
DadWarbucks	$37.71	$37.71	9/22/2009 10:57:51 AM
paddatjie	$25.00	$25.00	9/22/2009 10:58:03 AM
zyztemboy	$25.00	$25.00	9/22/2009 10:59:17 AM
larrybird	$95.00	$95.00	9/22/2009 10:53:39 AM
TCayce	$25.00	$25.00	9/22/2009 10:56:57 AM
pi31415	$25.00	$25.00	9/22/2009 10:57:29 AM
gdbanks	$25.00	$25.00	9/22/2009 11:13:59 AM
cheng	$25.00	$25.00	9/22/2009 10:59:20 AM
BklynLender	$25.00	$25.00	9/22/2009 11:03:32 AM
tsui517	$25.00	$25.00	9/22/2009 11:37:10 AM
Iowa65	$30.87	$30.87	9/22/2009 12:02:06 PM
BSr	$25.00	$25.00	9/22/2009 1:16:07 PM
morpholog	$25.00	$25.00	9/22/2009 11:00:15 AM
thesupplier	$25.00	$25.00	9/22/2009 11:00:37 AM
woodenshoes	$54.95	$54.95	9/22/2009 1:17:46 PM
virtualbank	$25.00	$25.00	9/22/2009 1:17:58 PM
ShowMeLender	$25.00	$25.00	9/22/2009 12:37:25 PM
Jeff89	$25.00	$25.00	9/22/2009 1:14:14 PM
inventive-wealth2	$25.00	$25.00	9/22/2009 1:14:40 PM
Tradesmanlender	$25.00	$25.00	9/22/2009 1:14:45 PM
ready-loan	$25.00	$25.00	9/22/2009 1:16:06 PM
FirstPlaceBusinessFunding	$25.00	$25.00	9/22/2009 1:18:20 PM
RickD1003	$50.00	$50.00	9/22/2009 1:42:49 PM
sh71	$25.00	$25.00	9/22/2009 12:08:46 PM
Exia	$25.00	$25.00	9/22/2009 12:11:32 PM
rlecour	$25.00	$25.00	9/22/2009 1:24:51 PM
hobodave	$25.00	$25.00	9/22/2009 1:24:56 PM
Maccs55	$50.00	$50.00	9/22/2009 1:13:59 PM
lowrate	$25.00	$25.00	9/22/2009 1:15:28 PM
dansarkis	$25.00	$25.00	9/22/2009 1:16:02 PM
chilichese	$25.00	$25.00	9/22/2009 1:19:27 PM
flwah	$25.00	$25.00	9/22/2009 1:19:41 PM
affluence-tycoon	$50.00	$50.00	9/22/2009 1:23:12 PM
DrPalaber	$25.00	$25.00	9/22/2009 1:24:54 PM
minista	$25.00	$25.00	9/22/2009 1:26:45 PM
newfoundation	$25.00	$25.00	9/22/2009 1:33:45 PM
Gromac	$25.00	$25.00	9/22/2009 4:03:41 PM
Student_Capital	$50.00	$50.00	9/22/2009 11:52:40 PM
bridgedoctor	$25.00	$25.00	9/22/2009 5:02:21 PM
Marathoner	$25.00	$25.00	9/22/2009 8:46:58 PM
transparency-giant	$50.00	$50.00	9/23/2009 8:12:01 AM
geekguy	$25.00	$25.00	9/22/2009 11:36:57 PM
Gallardo007	$25.00	$25.00	9/22/2009 7:52:10 PM
Okeey	$25.00	$25.00	9/23/2009 7:32:16 AM
project07	$25.00	$25.00	9/23/2009 3:12:01 AM
Searlzy	$25.00	$25.00	9/23/2009 9:24:04 AM
Supp0rter	$38.03	$38.03	9/23/2009 10:47:39 AM
faldska	$25.00	$25.00	9/23/2009 10:57:41 AM
sana66	$25.00	$25.00	9/23/2009 12:01:37 PM
bold-loyalty-pony	$25.00	$25.00	9/23/2009 9:34:25 AM
Norcal	$28.75	$28.75	9/23/2009 10:52:04 AM
pubnat	$25.00	$25.00	9/23/2009 9:43:38 AM
Sigonio	$25.00	$25.00	9/23/2009 11:37:48 AM
eastindianprince	$25.00	$25.00	9/23/2009 11:26:15 AM
Kerensky	$27.39	$27.39	9/23/2009 12:38:12 PM
soroxy	$25.00	$25.00	9/23/2009 12:47:07 PM
smartie1	$25.00	$25.00	9/23/2009 11:37:45 AM
acropiloterau2002	$25.00	$25.00	9/23/2009 12:32:04 PM
Pilotf22	$25.00	$25.00	9/23/2009 4:25:02 PM
RB_Double-A_Bravo	$25.00	$25.00	9/23/2009 4:10:08 PM
pythia	$25.00	$25.00	9/23/2009 4:57:27 PM
TheColoradoDon	$25.00	$25.00	9/23/2009 5:29:41 PM
purohit	$25.00	$25.00	9/23/2009 4:31:56 PM
PaulW	$25.00	$25.00	9/23/2009 5:28:09 PM
AgTiPinisher	$25.00	$25.00	9/23/2009 5:28:39 PM
seattleslug	$30.00	$30.00	9/23/2009 5:31:14 PM
axelducheck	$34.56	$34.56	9/23/2009 6:23:41 PM
TikPmp1	$25.00	$25.00	9/24/2009 5:58:50 AM
social-comet7	$25.00	$25.00	9/24/2009 5:59:04 AM
justalender	$25.00	$25.00	9/24/2009 5:59:27 AM
Breken6	$25.00	$25.00	9/24/2009 5:59:40 AM
KBank	$25.00	$25.00	9/24/2009 6:00:26 AM
TestClees	$25.00	$25.00	9/24/2009 6:00:58 AM
Masterful1	$25.00	$25.00	9/24/2009 6:01:03 AM
NJNY	$25.00	$25.00	9/24/2009 6:01:25 AM
brewlots	$50.00	$50.00	9/24/2009 6:03:49 AM
gWellington	$50.00	$50.00	9/24/2009 6:04:27 AM
eggzie	$25.00	$25.00	9/24/2009 6:05:43 AM
must32wind	$25.00	$25.00	9/24/2009 6:06:25 AM
ebusinessagent	$25.00	$25.00	9/24/2009 6:07:00 AM
Natronpee	$25.00	$5.04	9/24/2009 6:07:06 AM
Cerias	$25.00	$25.00	9/24/2009 1:17:11 AM
Bodyboard	$25.00	$25.00	9/24/2009 2:22:51 AM
mobius_titan	$25.00	$25.00	9/24/2009 4:51:41 AM
Hexnut	$50.00	$50.00	9/24/2009 5:58:39 AM
janus_god	$25.00	$25.00	9/24/2009 5:58:52 AM
Deuce	$25.00	$25.00	9/24/2009 5:58:48 AM
Trigirl23	$25.00	$25.00	9/24/2009 5:59:36 AM
BiggestG	$25.00	$25.00	9/24/2009 5:59:18 AM
pbenjamin	$25.00	$25.00	9/24/2009 5:59:41 AM
rogo	$25.00	$25.00	9/24/2009 6:00:24 AM
secretidentity	$25.00	$25.00	9/24/2009 5:59:53 AM
onlyinchicago	$25.00	$25.00	9/24/2009 6:00:30 AM
salala	$25.00	$25.00	9/24/2009 6:00:55 AM
peace-cadence	$25.00	$25.00	9/24/2009 6:01:43 AM
secret-santa	$25.00	$25.00	9/24/2009 6:02:14 AM
Scott0007	$25.00	$25.00	9/24/2009 6:02:33 AM
Debt2Freedom	$25.00	$25.00	9/24/2009 6:03:16 AM
jecm27	$30.00	$30.00	9/24/2009 6:03:55 AM
Vacs4u	$25.00	$25.00	9/24/2009 6:04:25 AM
perlindc	$30.52	$30.52	9/24/2009 6:05:32 AM
shopzone	$25.00	$25.00	9/24/2009 6:04:53 AM
nicklds	$25.00	$25.00	9/24/2009 6:06:59 AM
velocity-turtle	$25.00	$25.00	9/24/2009 6:06:56 AM
innovator799	$25.00	$25.00	9/24/2009 6:07:33 AM
wealth-comet694	$45.00	$45.00	9/24/2009 6:13:10 AM
scrabbler	$25.00	$25.00	9/24/2009 6:18:22 AM
jfreaksho	$50.00	$50.00	9/24/2009 6:28:14 AM
ArmyGuy	$100.00	$100.00	9/24/2009 7:06:00 AM
bondo41	$25.00	$25.00	9/24/2009 7:33:47 AM
544 bids
Borrower Payment Dependent Notes Series 423803
This series of Notes was issued and sold upon the funding of the borrower loan #38816, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	AA	Auction Duration:	14 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	Sep-10-2009
				Auction end date:	Sep-24-2009

Starting lender yield:	8.08%	Starting borrower rate/APR:	9.08% / 9.42%	Starting monthly payment:	$31.84
Final lender yield:	5.00%	Final borrower rate/APR:	6.00% / 6.34%	Final monthly payment:	$30.42

Auction yield range:	3.27% - 8.08%	Estimated loss impact:	0.59%
Lender servicing fee:	1.00%	Estimated return:	4.41%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Sep-1994	Debt/Income ratio:	21%
Credit score:	760-780 (Sep-2009)	Current / open credit lines:	4 / 2	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	17	Length of status:	7y 1m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	freedom3	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 4	On-time:	27 ( 93% )	760-780 (Latest)
Principal borrowed:	$25,996.00	< mo. late:	2 ( 7% )	680-700 (Feb-2008) 700-720 (May-2007) 760-780 (Jan-2007) 700-720 (Nov-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	29
Description
Reinvest in Prosper
The proceeds from this loan will be reinvested into prosper loans.? The monthly payments for this loan will be paid by reinvested loans.? If a loan defaults, I will pay the monthly payment out of my own pocket.

Monthly net income: $3300

Monthly expenses: $2085
??Housing: $680
? Loan: $700
??Cable: $45
? Electricity: $90
??Phone: $20
??Food: $300
??Clothing: $50
??Credit cards: $200

This leaves $1215 per month to pay back the loan.

I understand the importance of monthly cashflow.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

SchaeferJ	$25.00	$25.00	9/10/2009 4:27:54 PM
marwadi-62	$150.00	$150.00	9/11/2009 3:49:55 PM
hellasow	$30.00	$30.00	9/12/2009 12:34:23 PM
Vegan-Girl	$50.00	$5.04	9/14/2009 5:30:53 AM
payontime1	$50.00	$50.00	9/19/2009 10:29:24 PM
bankar	$25.00	$25.00	9/21/2009 10:56:43 AM
fcrick	$25.00	$25.00	9/23/2009 11:11:52 AM
wwwUniversal	$25.00	$25.00	9/24/2009 9:24:10 AM
kf88	$50.00	$50.00	9/24/2009 9:33:59 AM
jybank	$200.00	$200.00	9/24/2009 1:07:18 PM
kinetic-social	$50.00	$50.00	9/24/2009 1:20:35 PM
quiggles	$25.00	$25.00	9/24/2009 2:49:08 PM
SnE	$25.00	$25.00	9/24/2009 4:13:39 PM
Personal-Bond	$39.96	$39.96	9/11/2009 1:34:30 PM
mobius_titan	$25.00	$25.00	9/14/2009 4:42:04 AM
loanman2007	$50.00	$50.00	9/22/2009 6:01:41 AM
maricel10	$50.00	$50.00	9/23/2009 12:59:35 AM
amit_gu	$100.00	$100.00	9/24/2009 8:47:42 AM
AUanything	$25.00	$25.00	9/24/2009 10:25:48 AM
best-generosity-financier	$25.00	$25.00	9/24/2009 4:16:03 PM
20 bids
Borrower Payment Dependent Notes Series 425051
This series of Notes was issued and sold upon the funding of the borrower loan #38828, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	E	Auction Duration:	14 days
Term:	36 months	Estimated loss:	14.7%	Auction start date:	Sep-18-2009
				Auction end date:	Sep-28-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$113.09
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$113.09

Auction yield range:	14.27% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jan-1985	Debt/Income ratio:	26%
Credit score:	620-640 (Sep-2009)	Current / open credit lines:	33 / 30	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	72	Length of status:	4y 11m
Amount delinquent:	$0	Revolving credit balance:	$52,516	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	80%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	Chicago1234	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	6 ( 86% )	620-640 (Latest)
Principal borrowed:	$15,000.00	< mo. late:	1 ( 14% )	680-700 (Jun-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	7
Description
Paying off a debt
--------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Purpose of loan:
I need a short tem loan to cover the repayment of a credit card debt that must be repaid in the next 15 days.? My plan is to pay the loan back in 12 months or less.? I have a good, stable job.? This is my second loan with Prosper.? The first loan was in the amount of $15,000 and I paid the loan back in less than two years.?

My financial situation:

Monthly net income: $ 9800
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

frugalinvestor20	$25.00	$25.00	9/18/2009 4:45:39 PM
1traveler	$25.00	$25.00	9/18/2009 8:39:55 PM
Engineer44	$42.17	$42.17	9/19/2009 11:00:47 AM
LAKETIME	$25.00	$25.00	9/20/2009 7:18:02 AM
festivecpl	$420.00	$420.00	9/20/2009 12:48:49 PM
fillholdingsllc	$25.00	$25.00	9/20/2009 5:26:20 PM
victor111	$25.00	$25.00	9/21/2009 6:06:29 AM
SeminoleHoldings	$50.00	$50.00	9/22/2009 6:44:12 AM
foofiter	$25.00	$25.00	9/22/2009 7:13:32 AM
noble-revenue	$25.00	$25.00	9/22/2009 10:45:10 AM
buffalobills	$25.00	$25.00	9/22/2009 10:52:35 AM
CREinvestor	$112.72	$112.72	9/22/2009 11:30:58 AM
FL-Lender	$50.00	$50.00	9/22/2009 4:09:57 PM
jybank	$25.00	$25.00	9/22/2009 4:02:14 PM
EEasyMoney	$25.00	$25.00	9/23/2009 7:36:36 AM
planky	$50.00	$50.00	9/23/2009 12:51:42 PM
aztocas	$50.00	$50.00	9/23/2009 6:32:50 PM
moo916	$25.00	$25.00	9/24/2009 3:11:02 AM
umfan123	$25.00	$25.00	9/24/2009 7:41:21 AM
justme4now	$25.00	$25.00	9/24/2009 2:55:37 PM
willhelppeps	$31.32	$31.32	9/26/2009 3:41:25 PM
foothillender	$50.00	$50.00	9/27/2009 6:45:53 AM
Jinja	$36.00	$36.00	9/27/2009 3:51:04 PM
mmeyer_jr	$54.41	$54.41	9/28/2009 2:41:44 PM
alaskakid	$25.00	$25.00	9/28/2009 4:53:24 PM
LittleHelp	$25.00	$13.56	9/28/2009 6:39:35 PM
FrogAndToad	$25.00	$25.00	9/28/2009 8:52:22 PM
Jasmel	$500.00	$500.00	9/18/2009 10:38:55 PM
periko	$50.00	$50.00	9/19/2009 9:52:29 PM
gbruenin	$50.00	$50.00	9/20/2009 2:40:11 PM
bobd32	$25.00	$25.00	9/22/2009 11:11:29 AM
buyrite334	$27.91	$27.91	9/22/2009 2:50:29 PM
sweety075	$25.00	$25.00	9/22/2009 4:12:41 PM
Unitas4302	$50.00	$50.00	9/22/2009 8:50:03 PM
jybank	$25.00	$25.00	9/23/2009 10:38:28 PM
Wyatte	$67.30	$67.30	9/23/2009 6:39:54 PM
brother_tam	$50.00	$50.00	9/24/2009 5:21:50 PM
RobinHood	$50.00	$50.00	9/24/2009 7:47:54 PM
checzwick	$25.00	$25.00	9/26/2009 5:48:56 AM
victor111	$25.00	$25.00	9/26/2009 7:25:15 AM
Kqwik	$44.61	$44.61	9/26/2009 1:35:07 PM
jbloans	$25.00	$25.00	9/27/2009 8:45:29 AM
SCIGIE	$25.00	$25.00	9/27/2009 11:28:33 AM
Sand_Dollars	$100.00	$100.00	9/28/2009 9:18:51 PM
44 bids
Borrower Payment Dependent Notes Series 425925
This series of Notes was issued and sold upon the funding of the borrower loan #38831, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	AA	Auction Duration:	14 days
Term:	36 months	Estimated loss:	1.5%	Auction start date:	Oct-01-2009
				Auction end date:	Oct-04-2009

Starting lender yield:	9.43%	Starting borrower rate/APR:	10.43% / 10.78%	Starting monthly payment:	$97.41
Final lender yield:	8.40%	Final borrower rate/APR:	9.40% / 9.74%	Final monthly payment:	$95.96

Auction yield range:	3.27% - 9.43%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	6.90%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Feb-1994	Debt/Income ratio:	7%
Credit score:	800-820 (Sep-2009)	Current / open credit lines:	4 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	23	Length of status:	6y 6m
Amount delinquent:	$0	Revolving credit balance:	$5,737	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	26%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	Dart-Frog	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay for professional coin grading.
Purpose of loan:
This loan will be?used?to obtain adequate funds so that I may take advantage of PCGS?s (Professional Coin Grading Service?s) bulk-coin grading plan.? To take advantage of the significantly lower bulk grading rate, a minimum of 100 coins must be submitted at one time.? I recently inherited a sizeable amount of uncirculated coins and would like to start the (expensive) process of having the finer specimens professionally graded and encapsulated to protect them from damage and to establish an accurate value on key portions of the collection.

So there?s my dilemma; I?ve got a fantastic collection of uncirculated coins, but I don?t have funds designatedto start the grading process.? I certainly have the funds available, but I kind of equate this to buying tires for your car.? Spending $2,500 on hundreds of plastic cases that hold coins and grading information isn?t nearly as exciting as taking a trip to Europe or Hawaii (at least for me) but it?s something I feel needs to be done sooner rather than later to preserve the value of the collection.? Therefore, I?m more than happy to repay your genuine interest in my auction with genuine interest in your bank account.

I am a good candidate for this loan because I am (and have always been) financially responsible.? My credit history and score are excellent.? This loan will not interfere with any of my current financial obligations and I will have no problems accommodating the monthly payment.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

ethicalhumanist	$25.00	$25.00	10/1/2009 3:49:51 PM
Weaverville	$25.00	$25.00	10/1/2009 3:50:07 PM
Medops911	$25.00	$25.00	10/1/2009 3:48:16 PM
crenen139	$50.00	$50.00	10/1/2009 3:50:29 PM
GatorBait	$50.00	$50.00	10/1/2009 3:50:35 PM
djh47a	$40.00	$40.00	10/1/2009 3:50:38 PM
compoundinterest	$50.00	$50.00	10/1/2009 3:50:42 PM
justice-dna	$25.00	$25.00	10/1/2009 3:50:45 PM
SNH	$50.00	$50.00	10/1/2009 3:50:48 PM
fortytwo	$200.00	$0.58	10/1/2009 3:51:02 PM
sas19	$25.00	$25.00	10/1/2009 3:50:22 PM
bchen78875	$50.00	$50.00	10/1/2009 3:50:15 PM
gold-tsunami	$25.00	$25.00	10/1/2009 3:50:20 PM
BlindProphet	$25.00	$25.00	10/1/2009 3:50:41 PM
Havana21	$50.00	$50.00	10/1/2009 3:50:51 PM
platinum-sorcerer6	$25.00	$25.00	10/1/2009 3:50:53 PM
kid8549	$25.00	$25.00	10/1/2009 3:50:55 PM
kegs	$100.00	$100.00	10/1/2009 3:50:58 PM
transparency-giant	$50.00	$50.00	10/1/2009 3:51:00 PM
investor_101	$50.00	$50.00	10/1/2009 3:51:30 PM
zento	$25.00	$25.00	10/1/2009 3:51:54 PM
turbostar666	$62.18	$62.18	10/1/2009 3:56:32 PM
minista	$25.00	$25.00	10/1/2009 3:56:48 PM
F_r_e_d_s__B_a_n_k	$100.00	$100.00	10/1/2009 3:59:57 PM
Gold_Coin	$25.00	$25.00	10/1/2009 4:25:50 PM
jybank	$25.00	$25.00	10/1/2009 5:59:26 PM
blot44	$50.00	$50.00	10/1/2009 5:37:20 PM
The-Lighthouse-Group	$25.00	$25.00	10/2/2009 3:56:13 AM
dollarboy	$25.00	$25.00	10/2/2009 6:11:03 AM
homerpaz	$30.02	$30.02	10/2/2009 11:19:44 AM
Chosen-one	$31.79	$31.79	10/2/2009 8:00:44 PM
junes08	$50.00	$50.00	10/2/2009 10:24:48 PM
SV-AZ	$25.00	$25.00	10/3/2009 9:56:29 AM
icon7	$25.00	$25.00	10/3/2009 9:28:19 AM
buckyhead2000	$25.00	$25.00	10/3/2009 5:02:18 PM
hellasow	$25.00	$25.00	10/4/2009 12:45:28 PM
fortytwo	$250.00	$250.00	10/4/2009 1:18:15 PM
turbospeed	$25.00	$25.00	10/1/2009 3:49:49 PM
understanding-marketplace	$100.00	$100.00	10/1/2009 3:50:17 PM
j48	$25.00	$25.00	10/1/2009 3:50:33 PM
anton	$50.00	$50.00	10/1/2009 3:50:37 PM
turbine5	$40.00	$40.00	10/1/2009 3:50:47 PM
larrybird	$95.00	$95.00	10/1/2009 3:50:59 PM
DukSerduk	$25.00	$25.00	10/1/2009 3:50:12 PM
elasermd	$50.00	$50.00	10/1/2009 3:50:19 PM
Banker7371	$25.00	$25.00	10/1/2009 3:49:50 PM
kinetic-diversification	$50.00	$50.00	10/1/2009 3:50:23 PM
Barak	$80.00	$80.00	10/1/2009 3:50:31 PM
skuba	$50.00	$50.00	10/1/2009 3:50:13 PM
ok	$25.00	$25.00	10/1/2009 3:50:33 PM
inventive-funds	$25.00	$25.00	10/1/2009 3:50:39 PM
bazaar-tulip	$25.00	$25.00	10/1/2009 3:50:27 PM
CULPEPPERGROUP	$25.00	$25.00	10/1/2009 3:52:42 PM
gracej	$25.00	$25.00	10/1/2009 3:50:49 PM
degster	$25.00	$25.00	10/1/2009 3:50:45 PM
Moron_Buffet	$25.00	$25.00	10/1/2009 3:50:54 PM
Syzygy	$25.00	$25.00	10/1/2009 3:51:19 PM
SOP_Bank	$25.00	$25.00	10/1/2009 4:13:31 PM
marwadi-62	$300.00	$300.00	10/1/2009 6:08:36 PM
FjLenders	$48.24	$48.24	10/2/2009 12:09:29 AM
matthewrburk	$72.19	$72.19	10/2/2009 1:49:58 AM
the-profit-oracle	$25.00	$25.00	10/2/2009 2:04:30 PM
Russh	$25.00	$25.00	10/2/2009 5:46:21 PM
HappyToLoan	$25.00	$25.00	10/2/2009 5:45:58 PM
generous-deal6	$25.00	$25.00	10/2/2009 11:24:24 PM
worth-matador	$25.00	$25.00	10/3/2009 11:55:42 AM
Pickmar	$25.00	$25.00	10/3/2009 1:30:34 PM
67 bids
Borrower Payment Dependent Notes Series 423454
This series of Notes was issued and sold upon the funding of the borrower loan #38802, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,500.00	Prosper Rating:	B	Auction Duration:	14 days
Term:	36 months	Estimated loss:	5.0%	Auction start date:	Sep-10-2009
				Auction end date:	Sep-24-2009

Starting lender yield:	15.98%	Starting borrower rate/APR:	16.98% / 19.18%	Starting monthly payment:	$196.04
Final lender yield:	13.95%	Final borrower rate/APR:	14.95% / 17.12%	Final monthly payment:	$190.52

Auction yield range:	6.27% - 15.98%	Estimated loss impact:	5.24%
Lender servicing fee:	1.00%	Estimated return:	8.71%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jul-2006	Debt/Income ratio:	14%
Credit score:	760-780 (Sep-2009)	Current / open credit lines:	10 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	11	Length of status:	1y 0m
Amount delinquent:	$0	Revolving credit balance:	$10,873	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	27%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	five-star-deal7	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
I will be using this Prosper loan to pay off my fiance??s engagement/wedding ring and a home improvement loan used to repair a drainage issue at my home. I would be a good candidate for this loan?because I have a great payment history with all of my accounts.?This Prosper loan will be used to combine two higher interest credit cards I am presently making payments to as opposed to incurring another debt. That being said, I?know I will be?more than able to pay this note?every month without?issue.

Thank you very much for your time and consideration!
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What's your job? What kind of work do you do? - Finspons
A: I work for a company that makes corrugated cardboard. My position on the line is responsible for checking the board for quality, and insuring the boards are stacked properly for shipment to our customers. (Sep-11-2009)
Q: Could you please explain your monthly expenses? Also, what are the rates on the current debts that would be paid off with this loan? Thanks, and good luck! - LindaRicci
A: Sure, I'd be happy to. My monthly expenses are our mortgage and two other credit card payments. My fiancee pays all the other monthly household utilities and bills. The rates on both cards I would be paying off with this loan are 21%. Thanks! (Sep-13-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

CarDealer3070	$25.00	$25.00	9/10/2009 4:19:24 PM
ianakacg	$25.00	$25.00	9/10/2009 4:19:32 PM
PhalanxBulldog	$25.00	$25.00	9/10/2009 4:18:34 PM
best-platinum-persimmon	$25.00	$25.00	9/10/2009 4:19:13 PM
Sam65	$25.00	$18.20	9/10/2009 4:19:37 PM
five-star-justice	$36.00	$36.00	9/10/2009 4:30:52 PM
zieger	$25.00	$25.00	9/11/2009 4:33:45 AM
interstellar	$34.62	$34.62	9/11/2009 3:17:18 PM
totoro	$25.00	$25.00	9/12/2009 9:14:26 AM
banker65010	$25.00	$25.00	9/13/2009 8:38:12 AM
4mydaughterseducation	$25.00	$25.00	9/12/2009 10:46:53 AM
mobius_titan	$25.00	$25.00	9/14/2009 4:40:06 AM
PR05P3RToday	$25.00	$25.00	9/15/2009 8:34:02 PM
liederhaus	$50.00	$50.00	9/16/2009 1:36:55 PM
FG9YTR	$25.00	$25.00	9/16/2009 10:48:46 AM
gustavholstopus32	$34.51	$34.51	9/16/2009 12:11:42 PM
merlin981	$50.00	$50.00	9/18/2009 6:59:18 AM
420limo	$26.70	$26.70	9/18/2009 10:46:05 AM
LesPaul1	$25.00	$25.00	9/18/2009 11:29:27 AM
grammaspurse	$50.00	$50.00	9/18/2009 12:14:54 PM
curious166	$100.00	$100.00	9/18/2009 6:55:58 PM
demszi1978	$25.00	$25.00	9/18/2009 8:42:10 PM
Sol_Invictus	$25.00	$25.00	9/19/2009 12:53:01 PM
CULPEPPERGROUP	$25.00	$25.00	9/19/2009 3:14:46 PM
lagunabeachguy	$25.00	$25.00	9/19/2009 4:34:23 PM
jetblack	$25.00	$25.00	9/20/2009 5:16:48 PM
jpme	$25.00	$25.00	9/21/2009 1:08:43 PM
ManhattanLender	$25.00	$25.00	9/22/2009 12:11:25 PM
edsmoney	$100.00	$100.00	9/22/2009 6:24:00 PM
cjames84	$25.00	$25.00	9/22/2009 8:20:25 PM
NorthwestLoan1	$50.00	$50.00	9/22/2009 5:33:16 PM
banker65010	$25.00	$25.00	9/23/2009 7:07:23 AM
CaliforniaSun	$25.00	$25.00	9/22/2009 9:17:35 PM
mpatrick	$100.00	$100.00	9/23/2009 12:44:52 PM
MNMAN21	$50.00	$50.00	9/23/2009 10:11:26 AM
CSUgrad08	$46.73	$46.73	9/23/2009 1:59:00 PM
sharp-credit	$200.00	$200.00	9/23/2009 2:40:40 PM
Onlyhappycustomers	$28.00	$28.00	9/23/2009 2:42:06 PM
EJO	$25.00	$25.00	9/23/2009 11:06:58 AM
BradyKP	$50.00	$50.00	9/23/2009 4:08:52 PM
BellflowerBank	$25.00	$25.00	9/23/2009 5:12:22 PM
JohnSmith10	$25.00	$25.00	9/23/2009 8:51:10 PM
jokerj006	$50.00	$50.00	9/23/2009 7:08:03 PM
gjm6d	$30.00	$30.00	9/23/2009 8:18:25 PM
thefisherman	$25.00	$25.00	9/24/2009 6:06:50 AM
BustosProp	$26.62	$26.62	9/24/2009 8:16:45 AM
TheLenderYouWantBiddingForYou	$25.00	$25.00	9/24/2009 6:15:50 AM
JTHarris	$50.00	$50.00	9/24/2009 8:54:50 AM
visionary-currency	$100.00	$100.00	9/24/2009 6:50:58 AM
jgwood	$25.00	$25.00	9/24/2009 7:25:23 AM
PotBellyPete	$25.00	$25.00	9/24/2009 7:54:27 AM
Floridagirl	$26.59	$26.59	9/24/2009 8:52:55 AM
Prossper-Godfather	$100.00	$100.00	9/24/2009 1:38:55 PM
Prossper-Godfather	$25.00	$25.00	9/24/2009 1:39:28 PM
SkipMcGrath	$36.45	$36.45	9/24/2009 11:47:15 AM
Prossper-Godfather	$50.00	$50.00	9/24/2009 1:39:14 PM
loriamanda	$25.00	$25.00	9/24/2009 1:45:50 PM
Engineer44	$30.00	$30.00	9/24/2009 4:16:38 PM
us957165	$25.00	$25.00	9/24/2009 3:06:24 PM
bronzebomber	$30.63	$30.63	9/24/2009 4:00:09 PM
CSinvestments	$26.46	$26.46	9/24/2009 3:54:56 PM
Cai8899	$25.00	$25.00	9/10/2009 4:18:10 PM
Clambake	$50.00	$50.00	9/10/2009 4:18:19 PM
chicco	$80.00	$80.00	9/10/2009 4:18:48 PM
jeg3k	$25.00	$25.00	9/10/2009 4:19:19 PM
educationfirst	$25.00	$25.00	9/10/2009 4:17:53 PM
Josta	$50.00	$50.00	9/10/2009 4:17:57 PM
lagnisiruk	$25.00	$25.00	9/10/2009 4:18:58 PM
mason13a	$25.00	$25.00	9/10/2009 4:19:07 PM
pure-deal6	$25.00	$25.00	9/10/2009 4:19:28 PM
deepblue34	$30.00	$30.00	9/10/2009 6:41:39 PM
jybank	$25.00	$25.00	9/10/2009 4:30:36 PM
minista	$25.00	$25.00	9/11/2009 8:34:31 AM
freestyle624	$25.00	$25.00	9/12/2009 9:20:50 AM
akakii	$78.38	$78.38	9/14/2009 11:00:32 AM
StarFundingSource	$25.00	$25.00	9/15/2009 8:22:12 AM
zento	$25.00	$25.00	9/15/2009 9:50:46 AM
bansir	$25.00	$25.00	9/15/2009 7:14:17 PM
Traal	$25.00	$25.00	9/15/2009 8:10:20 PM
JRockdown	$25.00	$25.00	9/16/2009 10:10:31 AM
Oak-Parker	$25.00	$25.00	9/16/2009 8:26:46 PM
benroo	$25.00	$25.00	9/17/2009 12:54:30 PM
CymruAmByth	$50.00	$50.00	9/18/2009 4:12:54 AM
mauge35	$26.80	$26.80	9/19/2009 5:51:30 PM
sandia785	$60.00	$60.00	9/19/2009 3:57:38 PM
massuot	$25.00	$25.00	9/20/2009 5:16:52 AM
summrs1	$25.00	$25.00	9/21/2009 7:22:16 AM
FollowMe2Freedom	$25.00	$25.00	9/21/2009 8:58:17 AM
the-rate-creature	$25.00	$25.00	9/21/2009 10:54:35 AM
upbeat-wealth	$25.00	$25.00	9/21/2009 8:15:56 PM
CaptainLender	$37.55	$37.55	9/22/2009 7:56:53 AM
SafeSaxa	$25.00	$25.00	9/22/2009 10:38:45 AM
Ven58	$25.00	$25.00	9/22/2009 10:45:06 AM
Jinja	$25.00	$25.00	9/22/2009 10:44:42 AM
Feyenoord	$25.00	$25.00	9/22/2009 11:06:56 AM
Kessler	$25.00	$25.00	9/22/2009 11:13:43 AM
HoyaHeel	$40.00	$40.00	9/22/2009 10:59:25 AM
credit-coach118	$25.00	$25.00	9/22/2009 10:36:13 AM
coin-lender77	$75.00	$75.00	9/22/2009 12:45:03 PM
Sven79	$100.00	$100.00	9/22/2009 1:29:27 PM
drewdog365	$50.00	$50.00	9/22/2009 3:02:15 PM
LibbyZ	$50.00	$50.00	9/22/2009 5:04:06 PM
Techne_Funds_LLC	$25.00	$25.00	9/22/2009 6:37:43 PM
RicheyRich	$25.00	$25.00	9/22/2009 7:56:03 PM
nashibaksi	$25.00	$25.00	9/22/2009 7:33:04 PM
CaliforniaSun	$25.00	$25.00	9/22/2009 9:14:32 PM
enticing-treasure5	$25.00	$25.00	9/22/2009 9:17:02 PM
gatherer750	$25.00	$25.00	9/23/2009 8:06:37 AM
jguerrajr	$25.00	$25.00	9/23/2009 5:48:51 AM
Stonewood	$25.00	$25.00	9/23/2009 11:48:56 AM
whitewolf7	$25.00	$25.00	9/23/2009 12:49:56 PM
drjekyllus	$25.00	$25.00	9/23/2009 4:47:02 PM
jcw3rd	$25.00	$25.00	9/23/2009 5:34:05 PM
admirable-credit	$25.00	$25.00	9/23/2009 4:27:06 PM
best-generosity-financier	$25.00	$25.00	9/23/2009 4:50:25 PM
guardian3	$25.00	$25.00	9/23/2009 4:35:15 PM
jakester00	$25.00	$25.00	9/23/2009 7:30:28 PM
Hogan55	$25.00	$25.00	9/23/2009 7:54:17 PM
TheLoanManCan	$25.00	$25.00	9/24/2009 5:45:17 AM
BuzzyBee336	$25.00	$25.00	9/23/2009 7:15:22 PM
Int_PrinRateTime4000	$40.00	$40.00	9/23/2009 9:24:34 PM
HermanstadtKid	$30.00	$30.00	9/23/2009 9:31:31 PM
Attract	$50.00	$50.00	9/24/2009 12:33:26 AM
bondo41	$25.00	$25.00	9/24/2009 5:56:57 AM
maga	$100.00	$100.00	9/24/2009 7:38:39 AM
Leshan	$50.00	$50.00	9/24/2009 8:43:30 AM
wwwUniversal	$25.00	$25.00	9/24/2009 9:24:54 AM
JPOPP	$25.00	$25.00	9/24/2009 8:12:50 AM
rocky1a	$25.00	$25.00	9/24/2009 9:15:03 AM
dough-shooter	$120.00	$120.00	9/24/2009 10:09:38 AM
momentous-transaction8	$100.00	$100.00	9/24/2009 12:28:46 PM
asset-numero-uno	$50.00	$50.00	9/24/2009 10:31:44 AM
Byrd24	$66.45	$66.45	9/24/2009 1:32:26 PM
DavronFunding	$25.00	$25.00	9/24/2009 2:50:36 PM
fonz88	$100.00	$100.00	9/24/2009 1:05:36 PM
Tikibarman	$50.00	$50.00	9/24/2009 1:38:51 PM
Prossper-Godfather	$25.00	$25.00	9/24/2009 1:39:42 PM
rbgnr111	$34.31	$34.31	9/24/2009 2:39:41 PM
yu-rik	$50.00	$50.00	9/24/2009 2:50:30 PM
Nasdaq	$25.00	$25.00	9/24/2009 3:02:50 PM
sharp-credit	$200.00	$200.00	9/24/2009 2:44:17 PM
141 bids
Borrower Payment Dependent Notes Series 423684
This series of Notes was issued and sold upon the funding of the borrower loan #38791, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	E	Auction Duration:	14 days
Term:	36 months	Estimated loss:	14.7%	Auction start date:	Sep-11-2009
				Auction end date:	Sep-25-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47
Final lender yield:	30.00%	Final borrower rate/APR:	31.00% / 33.39%	Final monthly payment:	$86.00

Auction yield range:	14.27% - 34.00%	Estimated loss impact:	16.08%
Lender servicing fee:	1.00%	Estimated return:	13.92%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jan-1990	Debt/Income ratio:	35%
Credit score:	620-640 (Sep-2009)	Current / open credit lines:	10 / 10	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	1y 9m
Amount delinquent:	$0	Revolving credit balance:	$13,528	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	93%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	GaelicWench	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	5 ( 100% )	620-640 (Latest)
Principal borrowed:	$1,500.00	< mo. late:	0 ( 0% )	620-640 (Jul-2009) 620-640 (May-2009) 620-640 (Sep-2008) 600-620 (Mar-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	5
Description
Requesting Again/Asking Less
Purpose of loan:
This loan will be used towards debt consolidation and getting caught up.My fiance and I just made a move to a different state, which called for our available cash beyond what was set aside for the move itself (utilities at both ends/travel/lodging/food). I was able to pay all my credit card bills, plus pay off the utilities I owed after closing the accounts. The GOOD news is that I did not put one single purchase on a credit card; and yes, I do have available credit on a few of them. But I've resolved NOT to run them up anymore. I admit that I am proud of myself for this achievement.

My financial situation:
I am a good candidate for this loan because? having been a former borrower and paying off the loan here within the 36 months required, my standing with Prosper is very good. Once again, I am still striving to paying off the CCs as fast as possible, so will need a little assistance. I am hoping that by asking less for which I can pay off two high rate cards, I can then get some kind of momentum going. I still plan to start my own business in a few years. I am currently still employed as I was able to do a job transfer. Thank you for reading this and giving consideration towards helping me achieve my goals.

Monthly net income: $ 2772.00

Monthly expenses: $
??Housing: $ 450.00
??Insurance $80.00
??Car expenses: $ 200.00
??Utilities: $ 115.00
??Phone, cable, internet: $ 65.00
??Food, entertainment: $ 200.00
??Clothing, household expenses $ 50.00
??Credit cards and other loans: $ 463.00
??Other expenses: $ 50.00
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

jgar_O	$25.00	$25.00	9/15/2009 6:07:54 PM
moo916	$75.00	$75.00	9/17/2009 6:40:39 PM
investment-cluster	$25.00	$25.00	9/22/2009 3:11:18 PM
building_community	$25.00	$25.00	9/23/2009 7:09:02 AM
sweety075	$25.00	$25.00	9/23/2009 5:21:43 PM
WeshaTheLeopard	$25.00	$25.00	9/24/2009 1:45:22 PM
Happyhourcomics	$25.00	$25.00	9/24/2009 5:25:44 PM
admirable-credit	$25.00	$25.00	9/24/2009 4:35:25 PM
maga	$50.00	$50.00	9/24/2009 5:31:42 PM
BDS	$200.00	$200.00	9/24/2009 6:06:07 PM
weezy22	$25.00	$25.00	9/24/2009 6:09:20 PM
riptide615	$1,000.00	$54.00	9/24/2009 6:20:39 PM
VJ_Financial	$38.00	$38.00	9/24/2009 8:28:02 PM
Kanyon	$50.00	$50.00	9/25/2009 1:37:56 AM
kendigme	$25.00	$25.00	9/25/2009 2:18:17 AM
JW-From-SoCal	$25.00	$25.00	9/24/2009 7:27:24 PM
RiverRunnethOver	$25.00	$25.00	9/24/2009 7:42:02 PM
stevekc1	$25.00	$25.00	9/24/2009 8:05:20 PM
visionary-currency	$200.00	$200.00	9/24/2009 10:01:46 PM
Dreams4Cash	$25.00	$25.00	9/25/2009 6:35:02 AM
payout-magician	$25.00	$25.00	9/24/2009 11:28:01 PM
EEasyMoney	$25.00	$25.00	9/25/2009 7:36:36 AM
money-expert	$25.00	$25.00	9/25/2009 5:17:21 AM
jerrymaguire	$33.00	$33.00	9/25/2009 6:31:18 AM
Mikale360	$25.00	$25.00	9/25/2009 6:34:11 AM
glenium	$25.00	$25.00	9/25/2009 5:15:48 AM
gere-co	$25.00	$25.00	9/25/2009 6:58:16 AM
AtlantistoXanadu	$25.00	$25.00	9/25/2009 8:23:44 AM
Trespass4	$60.00	$60.00	9/25/2009 8:26:09 AM
BlessedEveryDay	$25.00	$25.00	9/25/2009 9:01:45 AM
martymaniaman	$25.00	$25.00	9/25/2009 9:07:27 AM
fantasysports	$25.00	$25.00	9/25/2009 10:12:35 AM
fillholdingsllc	$25.00	$25.00	9/20/2009 4:43:46 PM
Ray3486	$25.00	$25.00	9/22/2009 8:13:24 PM
jules3304	$25.00	$25.00	9/23/2009 2:56:04 PM
mrpowers5531	$25.00	$25.00	9/24/2009 5:57:59 AM
peter916	$25.00	$25.00	9/24/2009 10:30:57 AM
2dorksmoney	$25.00	$25.00	9/24/2009 11:56:37 AM
RenovatioCapital	$25.00	$25.00	9/24/2009 4:47:30 PM
autoconnection	$25.00	$25.00	9/25/2009 4:39:33 AM
jybank	$25.00	$25.00	9/24/2009 11:20:25 PM
gold-cluster	$25.00	$25.00	9/24/2009 10:11:39 PM
bobbyhume	$25.00	$25.00	9/24/2009 10:43:50 PM
Bobusa	$25.00	$25.00	9/25/2009 4:44:23 AM
Tikibarman	$50.00	$50.00	9/25/2009 5:08:31 AM
loan-eagle9	$25.00	$25.00	9/25/2009 6:03:36 AM
revenue-glider9	$25.00	$25.00	9/25/2009 6:24:10 AM
Lubava	$25.00	$25.00	9/25/2009 5:13:29 AM
Hobson	$25.00	$25.00	9/25/2009 7:15:12 AM
bondhedger	$25.00	$25.00	9/25/2009 8:01:40 AM
onecooldrink	$25.00	$25.00	9/25/2009 8:05:35 AM
Leshan	$25.00	$25.00	9/25/2009 9:07:41 AM
m60gpmg	$65.00	$65.00	9/25/2009 9:12:48 AM
jelly1126	$50.00	$50.00	9/25/2009 9:18:30 AM
BLKLOC11	$25.00	$25.00	9/25/2009 9:34:21 AM
55 bids
Borrower Payment Dependent Notes Series 423786
This series of Notes was issued and sold upon the funding of the borrower loan #38825, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,800.00	Prosper Rating:	HR	Auction Duration:	14 days
Term:	36 months	Estimated loss:	25.0%	Auction start date:	Sep-16-2009
				Auction end date:	Sep-27-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$217.13
Final lender yield:	27.00%	Final borrower rate/APR:	28.00% / 30.35%	Final monthly payment:	$198.55

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	26.57%
Lender servicing fee:	1.00%	Estimated return:	0.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Aug-1992	Debt/Income ratio:	27%
Credit score:	620-640 (Sep-2009)	Current / open credit lines:	16 / 15	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	45	Length of status:	12y 5m
Amount delinquent:	$0	Revolving credit balance:	$24,760	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	99%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	26	Homeownership:	Yes
Inquiries last 6m:	5
Screen name:	lendho	Borrower's state:	Idaho	Borrower's group:	VETTED BORROWERS
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	22 ( 100% )	620-640 (Latest)
Principal borrowed:	$2,500.00	< mo. late:	0 ( 0% )	620-640 (Aug-2009) 620-640 (Jul-2009) 600-620 (May-2009) 580-600 (Oct-2007)
Principal balance:	$1,157.02	1+ mo. late:	0 ( 0% )
Total payments billed:	22
Description
Continue to Consolodate 2nd Loan
Purpose of this loan: Debt swap to lower interest rate. This loan will replace my high interest auto loan while paying the balance in the same time frame. Payment will reduce from $400 to $200 and the difference will go to paying down credit cards.Employment and Income: I have worked for a large division of State Government for over twelve years. Privately, I do small business bookkeeping and work for a tax company as a reviewer seasonally, and periodically throughout the year. I am also working as a teacher for tax preparer classes this year.
My Financial Situation:? Improving, I have an employer matched retirement plan and another pre-tax fund I contribute to monthly.? During the time I had breast cancer, 3-1/2 years ago, I was dependent on my credit lines to get me through.? Since my Prosper loan, I had additional follow up reconstruction surgery and once again used credit to get me through.? Now I am healthy, back to work full-time, and diligently working to wipe out my debt.? A detailed debt disclosure is posted on my member page.

Income:? $3610 net
Fixed Expense:? $2476
Debt Services: $1010 (detailed listing on my member page)
Monthly cash available: $123

My first loan was a huge step in the right direction and this one will add to my improving financial picture. Thank you for considering me. Please ask questions.

Information in the Description is not verified.
Friends And Family Winning Bids
gpuck has bid a total of $350.00 in winning bids.
"INVESTAR Lenders recommends this loan. We find this borrower honest and well motivated. She has a workable plan. Our process finds her budget accurate and debt disclosure complete. Her good history of keeping her promises is compelling."
BAEVentures has bid a total of $200.00 in winning bids.
"VETTED BORROWERS Group Leader has verified past and present income, phone, e-mail, address. We spoke by phone. We have gone over her budget and she has demonstrated her ability to pay. Bid with confidence."
2 friends and family winning bid
Information in Questions and Answers is not verified
Questions & Answers
Q: What is the current balance with interest rate and monthly payment amount of debt that you will be eliminating? - karmanxten
A: Hello, and thank you for your interest. The total balance I will be eliminating with this loan is $4857.63 at 27% with payments of $400 a month. This loan will reduce the payments to $217 a month. That will free up cash flow while still paying the loan off in the same amount of time. (Sep-18-2009)
Q: I can see that this loan is going towards Personal Loan, Car. Then you should next pay Maurice's $141.00 and then Kohl's $542.00 which would free up $50 for disposable income to payoff other debts. Agreed? - karmanxten
A: Yes, a perfect plan. I plan on continuing to attack my debt in this way, paying off the smallest, taking those payments and adding them to the next. One by one, knocking them off. Thank you for the great advice and the interest! (Sep-22-2009)
Q: Actually it is a 2 step plan. 1st pay of small balance that can free up $s to add to disposable income. Then 2nd focus on higher interest rates excluding Prosper Loans as they are harder to obtain and cannot be used for emergencies. - karmanxten
A: So it would be best to concentrate on my two highest interest credit cards first, after paying off Maurices and Kohls. Discover, then Capital one. They are the higher of the loans I have aside from my first Prosper loan. That makes good sense. I was hoping to pay off my first Prosper loan early with the additional funds. At this point it is down to mostly principle and would be a quick payoff. Thank you very much for your interest and valuable insight. (Sep-22-2009)
Q: Good idea. But, old Prosper at 28.55% versus what the new Prosper % would be. It would be a judgment call on your part after funding. - karmanxten
A: Yes, thank you. I'll have to see where I am after I put your one/two plan into action and what would make the best financial sense at that point for improving my outlook and keeping me on the upward track. Thank you again for all of your great insight and your bids on my loan request. (Sep-22-2009)
4 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

BAEVentures	$100.00	$100.00	9/17/2009 5:16:48 AM
garnetchik	$27.62	$27.62	9/18/2009 7:48:08 AM
BAEVentures	$25.00	$25.00	9/18/2009 1:12:33 PM
BAEVentures	$25.00	$25.00	9/18/2009 1:05:04 PM
gpuck	$250.00	$250.00	9/18/2009 3:23:17 PM
karmanxten	$500.00	$500.00	9/22/2009 8:42:39 PM
karmanxten	$500.00	$500.00	9/23/2009 2:23:24 PM
karmanxten	$500.00	$500.00	9/23/2009 8:18:44 PM
BAEVentures	$50.00	$50.00	9/23/2009 8:30:46 PM
GAHeel	$50.62	$50.62	9/24/2009 6:32:58 AM
tigercat	$50.00	$50.00	9/24/2009 9:29:51 AM
Dollars4Rent	$25.00	$25.00	9/24/2009 1:51:42 PM
nimcha	$50.00	$50.00	9/24/2009 2:20:05 PM
CoolPlexer	$25.00	$25.00	9/24/2009 5:37:50 PM
deepblue34	$25.00	$25.00	9/27/2009 7:34:20 PM
bobnewt	$100.00	$100.00	9/17/2009 6:18:33 PM
sweety075	$25.00	$25.00	9/18/2009 5:02:00 PM
hellasow	$25.00	$25.00	9/18/2009 8:52:46 PM
loanman2007	$200.00	$200.00	9/19/2009 11:22:34 AM
gpuck	$100.00	$100.00	9/22/2009 2:50:37 PM
karmanxten	$500.00	$500.00	9/23/2009 2:22:52 PM
karmanxten	$500.00	$500.00	9/23/2009 2:23:54 PM
KSgirl89	$68.70	$68.70	9/23/2009 9:04:40 PM
Bawsth	$25.00	$25.00	9/24/2009 5:55:36 AM
karmanxten	$500.00	$500.00	9/23/2009 8:19:27 PM
karmanxten	$500.00	$405.95	9/23/2009 8:20:16 PM
bigdees	$37.00	$37.00	9/24/2009 11:28:39 AM
randolphtaco	$25.00	$25.00	9/24/2009 4:47:40 PM
fantasysports	$25.00	$25.00	9/25/2009 10:28:56 AM
unger	$60.11	$60.11	9/27/2009 1:58:57 PM
30 bids
Borrower Payment Dependent Notes Series 423846
This series of Notes was issued and sold upon the funding of the borrower loan #38834, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,200.00	Prosper Rating:	A	Auction Duration:	14 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Sep-14-2009
				Auction end date:	Sep-28-2009

Starting lender yield:	10.33%	Starting borrower rate/APR:	11.33% / 14.30%	Starting monthly payment:	$39.47
Final lender yield:	8.50%	Final borrower rate/APR:	9.50% / 12.44%	Final monthly payment:	$38.44

Auction yield range:	4.27% - 10.33%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.38%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Mar-1986	Debt/Income ratio:	15%
Credit score:	720-740 (Sep-2009)	Current / open credit lines:	12 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	25	Length of status:	2y 4m
Amount delinquent:	$0	Revolving credit balance:	$36,355	Occupation:	Executive
Public records last 12m / 10y:	0/ 3	Bankcard utilization:	35%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	delicious-payment6	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Medical Bills Bleeds Me Dry
Purpose of loan:
This loan has 2 purposes; the first, to make final payments on 4 medical bills ($800) that rushed me last spring when the doctors thought I had multiple myeloma.?It turns out, thankfully, that I did not, but it took about $50,000 worth of tests to find out!? After insurance payments, I was left with $4600 in decuctibles and copays.The second purpose is to stain and put a sealer on the deck on my house ($400). The deck is overdue by a year and can be accomplished while I'm on vacation--my first in 2 years.

My financial situation:
As a department director for a county mental health department, my salary is substantial and my job is secure. I'm also retired from the Federal?government and receive a retirement?income.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Syzygy	$25.00	$25.00	9/14/2009 4:54:05 PM
rce1964	$25.00	$25.00	9/22/2009 10:37:58 AM
iolaire	$100.00	$52.60	9/25/2009 9:08:48 AM
Student_Capital	$50.00	$50.00	9/25/2009 3:20:22 PM
orangefob7	$42.95	$42.95	9/25/2009 3:26:48 PM
gustavholstopus32	$25.00	$25.00	9/26/2009 4:24:14 AM
flshdaskll	$25.00	$25.00	9/27/2009 4:55:48 PM
dragonflywings	$25.00	$25.00	9/28/2009 9:47:53 AM
generous-deal6	$50.00	$50.00	9/28/2009 11:12:36 AM
CULPEPPERGROUP	$25.00	$25.00	9/28/2009 12:59:37 PM
best-generosity-financier	$25.00	$25.00	9/28/2009 4:00:19 PM
silver-allotment	$25.00	$25.00	9/28/2009 3:48:06 PM
skaught	$26.52	$26.52	9/28/2009 3:37:13 PM
texrob20	$25.00	$25.00	9/25/2009 9:32:56 AM
libraryfrenzy	$25.00	$25.00	9/25/2009 2:54:59 PM
encouraging-rate	$25.00	$25.00	9/25/2009 9:09:47 PM
jakester00	$35.00	$35.00	9/25/2009 8:31:46 PM
Goodlender42	$25.00	$25.00	9/25/2009 8:35:46 PM
SKAGIT22	$25.00	$25.00	9/26/2009 10:09:35 AM
oldman68	$25.00	$25.00	9/26/2009 7:36:25 PM
kf88	$50.00	$50.00	9/28/2009 8:46:55 AM
Midg	$25.00	$25.00	9/27/2009 5:47:16 PM
kingtut999	$25.00	$25.00	9/27/2009 8:01:35 PM
mobius_titan	$25.00	$25.00	9/28/2009 4:51:34 AM
jguerrajr	$50.00	$50.00	9/28/2009 11:08:55 AM
bds9646	$45.40	$45.40	9/28/2009 8:06:43 AM
ratzlefrss	$50.00	$50.00	9/28/2009 10:40:39 AM
coldfuzion	$47.53	$47.53	9/28/2009 10:58:13 AM
Havnfun	$25.00	$25.00	9/28/2009 3:25:52 PM
jybank	$25.00	$25.00	9/28/2009 3:31:08 PM
vegibenz	$25.00	$25.00	9/28/2009 3:48:58 PM
dorypro	$25.00	$25.00	9/28/2009 11:47:33 AM
radiant-value	$25.00	$25.00	9/28/2009 1:32:18 PM
FL-Lender	$50.00	$50.00	9/28/2009 1:54:38 PM
Wachocia	$25.00	$25.00	9/28/2009 4:04:46 PM
KRKholdings	$25.00	$25.00	9/28/2009 4:05:17 PM
kinetic-social	$50.00	$50.00	9/28/2009 4:08:40 PM
37 bids
Borrower Payment Dependent Notes Series 424002
This series of Notes was issued and sold upon the funding of the borrower loan #38800, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	D	Auction Duration:	14 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Sep-14-2009
				Auction end date:	Sep-28-2009

Starting lender yield:	28.75%	Starting borrower rate/APR:	29.75% / 32.39%	Starting monthly payment:	$63.47
Final lender yield:	27.00%	Final borrower rate/APR:	28.00% / 30.62%	Final monthly payment:	$62.05

Auction yield range:	11.27% - 28.75%	Estimated loss impact:	10.67%
Lender servicing fee:	1.00%	Estimated return:	16.33%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Dec-1991	Debt/Income ratio:	41%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	26 / 21	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	91	Length of status:	6y 7m
Amount delinquent:	$0	Revolving credit balance:	$23,577	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	95%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	mom1973	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	13 ( 100% )	640-660 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	640-660 (Jul-2009) 620-640 (Jun-2008)
Principal balance:	$747.76	1+ mo. late:	0 ( 0% )
Total payments billed:	13
Description
2nd loan w/prosper-In good standing
Purpose of loan:
This loan will be used to pay off some little bills and to pay off the balance of my current prosper loan of $758 which I have paid on faithfully for the last year.

My financial situation:
I am a good candidate for this loan because?I am a responsible teacher and mother of three boys 11, 7, and 5.? I currently work year round and I teach summer school as well as the regular school year.? I am a responsible individual who is current with all of my bills.

Monthly net income: $ 3900.00 Plus my husband brings in another $1500.

Monthly expenses: $
??Housing: $ 1291
??Insurance: $ 123
??Car expenses: $ 569
??Utilities: $ 236
??Phone, cable, internet: $ 157
??Food, entertainment: $ 300
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 859
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

fillholdingsllc	$25.00	$25.00	9/20/2009 4:46:47 PM
lasalle123	$50.00	$50.00	9/21/2009 8:26:50 AM
shawnw2	$25.00	$25.00	9/24/2009 9:09:57 AM
sweety075	$25.00	$25.00	9/24/2009 6:14:26 PM
CA_Lender	$25.00	$25.00	9/25/2009 2:16:56 AM
dorypro	$25.00	$25.00	9/26/2009 3:20:58 PM
afm	$75.00	$75.00	9/27/2009 11:27:52 PM
Flshedman	$50.00	$50.00	9/27/2009 11:24:32 AM
BlessedEveryDay	$25.00	$25.00	9/28/2009 5:44:15 AM
goodcents	$25.00	$25.00	9/27/2009 5:24:43 PM
WeshaTheLeopard	$25.00	$25.00	9/28/2009 7:24:05 AM
warew	$35.00	$35.00	9/28/2009 7:31:08 AM
shawnw2	$25.00	$25.00	9/28/2009 1:31:34 PM
umfan123	$26.95	$26.95	9/28/2009 3:08:33 PM
Credit4Talent	$30.00	$30.00	9/28/2009 10:34:09 AM
cheech29	$25.00	$25.00	9/28/2009 3:48:33 PM
bigdees	$28.31	$28.31	9/28/2009 11:20:16 AM
Mr_Egret	$25.00	$25.00	9/28/2009 1:39:18 PM
gold-cluster	$25.00	$25.00	9/28/2009 2:08:22 PM
turbobunny	$25.00	$25.00	9/28/2009 3:22:38 PM
Clicktogetmoney	$30.00	$30.00	9/28/2009 3:30:35 PM
Engineer44	$40.00	$40.00	9/28/2009 4:17:20 PM
wyogirllender	$25.00	$25.00	9/18/2009 10:08:36 AM
Ven58	$25.00	$25.00	9/24/2009 3:12:15 PM
Philman	$25.00	$25.00	9/25/2009 6:44:15 PM
jybank	$25.00	$25.00	9/26/2009 2:12:41 PM
wauktown62	$33.01	$33.01	9/26/2009 3:59:10 AM
tcbmc	$40.00	$34.35	9/27/2009 7:15:12 AM
Firescreek	$25.00	$25.00	9/27/2009 4:15:17 PM
Taho	$50.00	$50.00	9/28/2009 7:20:06 AM
weezy22	$26.00	$26.00	9/28/2009 5:07:56 AM
martymaniaman	$25.00	$25.00	9/28/2009 6:00:42 AM
Pu239	$50.00	$50.00	9/28/2009 8:35:29 AM
Wachocia	$66.38	$66.38	9/28/2009 4:06:48 PM
Leshan	$100.00	$100.00	9/28/2009 12:12:47 PM
investment-cluster	$25.00	$25.00	9/28/2009 1:23:42 PM
fireferd	$100.00	$100.00	9/28/2009 2:42:41 PM
Savings_EQ_Dignity	$50.00	$50.00	9/28/2009 4:17:18 PM
master648	$45.00	$45.00	9/28/2009 3:15:40 PM
kinetic-social	$30.00	$30.00	9/28/2009 3:34:38 PM
RMI_Babylon	$25.00	$25.00	9/28/2009 3:47:45 PM
Kyileo	$25.00	$25.00	9/28/2009 4:16:53 PM
42 bids
Borrower Payment Dependent Notes Series 424010
This series of Notes was issued and sold upon the funding of the borrower loan #38799, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$6,000.00	Prosper Rating:	C	Auction Duration:	14 days
Term:	36 months	Estimated loss:	8.0%	Auction start date:	Sep-11-2009
				Auction end date:	Sep-25-2009

Starting lender yield:	23.68%	Starting borrower rate/APR:	24.68% / 26.98%	Starting monthly payment:	$237.54
Final lender yield:	19.00%	Final borrower rate/APR:	20.00% / 22.24%	Final monthly payment:	$222.98

Auction yield range:	8.27% - 23.68%	Estimated loss impact:	8.44%
Lender servicing fee:	1.00%	Estimated return:	10.56%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jul-1985	Debt/Income ratio:	24%
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	16 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	26y 8m
Amount delinquent:	$0	Revolving credit balance:	$8,461	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	23%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	BradPDX	Borrower's state:	Oregon	Borrower's group:	Fix your credit, then get a loan.
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	13 ( 100% )	700-720 (Latest)
Principal borrowed:	$6,000.00	< mo. late:	0 ( 0% )	680-700 (Jul-2009) 660-680 (Jul-2008) 640-660 (Aug-2007)
Principal balance:	$3,852.40	1+ mo. late:	0 ( 0% )
Total payments billed:	13
Description
Consolidation of Debt/Vacation
Purpose of loan:? Pay off?three credit card accounts with a small amount of the loan going towards a planned vacation in November.??
My financial situation:??For the past 4 years I have been striving to reduce debt and improve my credit scores.? I have reduced my revolving debt significantly, more than 1/2 and continuing to accelerate that process.?? In 2009 I have been able to transfer much of my debt into low interest fixed term loans (less than 10%), was able to refinance my car loan to a low rate, and received a line of credit that offered transferred amounts a fixed 3% rate for 5 years.??I have also opened a new savings account and also contribute more to my retirement funds.???I have a financial plan developed would predicts I can be debt free within 2.5-3 years and this loan is part of that process.?

I have made all of my Prosper payments on time for the past year and am currently up to date and in good standing with all my creditors.??I have good job security being with the same agency for nearly 30 years, in the same position for 19 years, and have the highest seniority in my job class.?

Monthly net income: $ 4015

Monthly expenses: $?2740?total
??Housing: $?695??
??Auto/Renter Insurance: $?88?
??Car expenses: $ 250?
??Utilities: $?75??
? Phone, cable, internet: $?100??
? Food, entertainment: $ 250??
? Clothing, household expenses $?60??
? Credit cards and other loans: $ 1050??
? IRA/Savings:?? $ 165
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Could you list all credit card, balance and the rate you are paying currently? Thanks. - cybercop45
A: Hello, thanks for looking at my posting. Barclays @ 25%, balance $1500. Wells Fargo @ 20%, balance of $3250. Banner Bank @ 10%, balance of $250. Banks have been shifting interest rates higher and would like to get rid of credit card balances and get a fixed rate. No reason for higher rates as my credit scores and history are continuing to improve. (Sep-14-2009)
Q: In what area is your field of work in? Thanks! - l2fp
A: Hi, I am a wildlife biologist and have worked for the same state agency since high school. Started working full time in 1983. Have been in my current position with that agency for over 19 years and have the highest seniority status in my biologist grade. Job security is high. (Sep-15-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Cheburashka	$30.00	$30.00	9/11/2009 4:16:06 PM
CA_Lender	$25.00	$25.00	9/11/2009 9:50:29 PM
freestyle624	$25.00	$25.00	9/12/2009 9:21:38 AM
deepblue34	$30.00	$30.00	9/12/2009 7:20:08 PM
money-expert	$25.00	$25.00	9/14/2009 7:11:05 AM
Madron	$50.00	$50.00	9/14/2009 11:56:16 AM
OoM	$25.00	$25.00	9/14/2009 10:49:00 PM
Credit2Prosper	$25.00	$25.00	9/14/2009 7:24:28 PM
unger	$30.99	$30.99	9/16/2009 12:57:48 PM
orange-happy-dinero	$48.00	$48.00	9/17/2009 8:29:10 AM
johnrx	$50.00	$50.00	9/17/2009 11:16:30 PM
unger	$72.20	$72.20	9/18/2009 4:56:41 AM
yoshibo	$350.38	$350.38	9/19/2009 11:19:46 AM
sfgiantsfn	$25.00	$25.00	9/21/2009 6:02:47 PM
clemclan	$40.00	$40.00	9/21/2009 8:01:39 PM
cleo1255	$50.00	$50.00	9/21/2009 6:06:50 PM
cybercop45	$25.00	$25.00	9/22/2009 5:02:33 PM
building_community	$50.00	$50.00	9/23/2009 7:07:56 AM
blLending	$30.00	$30.00	9/23/2009 11:01:09 AM
kain11286	$50.00	$50.00	9/23/2009 11:54:57 AM
Havnfun	$25.00	$25.00	9/23/2009 1:48:23 PM
Capital_Infusion	$30.00	$30.00	9/23/2009 4:12:19 PM
_SCI_	$25.00	$25.00	9/23/2009 5:33:16 PM
lscott	$75.00	$75.00	9/23/2009 8:46:31 PM
sharp-credit	$200.00	$200.00	9/24/2009 6:06:20 AM
whatreality	$26.73	$26.73	9/24/2009 6:10:01 AM
Leshan	$100.00	$100.00	9/24/2009 8:47:54 AM
unger	$48.38	$48.38	9/24/2009 11:32:52 AM
ladyorayne	$100.00	$100.00	9/24/2009 11:17:43 AM
hawaiitechnical	$25.00	$25.00	9/24/2009 5:28:50 PM
labyrinth0	$25.00	$25.00	9/24/2009 5:50:52 PM
gjm6d	$42.50	$42.50	9/24/2009 8:32:59 PM
MechEngLender	$25.00	$25.00	9/24/2009 10:17:44 PM
djp127	$25.00	$25.00	9/24/2009 10:19:26 PM
Kanyon	$25.00	$25.00	9/25/2009 1:42:45 AM
Taho	$50.00	$50.00	9/25/2009 6:37:51 AM
credit-coach118	$25.00	$25.00	9/25/2009 8:54:57 AM
martymaniaman	$50.00	$50.00	9/25/2009 9:09:33 AM
texrob20	$25.00	$25.00	9/25/2009 9:32:54 AM
sharp-credit	$200.00	$200.00	9/25/2009 10:57:18 AM
dorypro	$25.00	$25.00	9/25/2009 12:14:40 PM
radiant-value	$25.00	$25.00	9/25/2009 10:40:40 AM
CMDCO	$50.00	$50.00	9/25/2009 11:36:51 AM
SGDebt	$100.00	$100.00	9/25/2009 1:57:33 PM
generous-deal6	$100.00	$100.00	9/25/2009 2:33:32 PM
Student_Capital	$50.00	$50.00	9/25/2009 2:37:56 PM
Savings_EQ_Dignity	$44.00	$44.00	9/25/2009 3:59:40 PM
mpatrick	$30.00	$30.00	9/25/2009 2:07:12 PM
generous-deal6	$100.00	$100.00	9/25/2009 2:09:39 PM
maga	$370.00	$370.00	9/25/2009 2:26:37 PM
gm93001	$150.00	$150.00	9/25/2009 3:00:07 PM
jybank	$25.00	$25.00	9/25/2009 3:24:21 PM
Engineer44	$40.00	$40.00	9/25/2009 4:04:20 PM
CoolBreezeWarlord	$50.00	$50.00	9/25/2009 3:58:35 PM
DannyPhantom	$25.00	$25.00	9/12/2009 10:08:58 AM
foothillender	$50.00	$50.00	9/13/2009 6:48:21 AM
namronmi2	$25.00	$25.00	9/14/2009 7:18:14 PM
beuford7	$25.00	$25.00	9/15/2009 4:36:22 AM
Bank_Of_XL	$50.00	$50.00	9/15/2009 6:51:38 AM
beachfunder	$50.00	$50.00	9/15/2009 12:39:38 PM
medman	$50.00	$50.00	9/17/2009 11:21:34 AM
zxsport30	$25.00	$25.00	9/18/2009 1:09:10 AM
dloan	$25.00	$25.00	9/18/2009 8:59:05 AM
ltstout	$50.00	$50.00	9/20/2009 2:44:05 AM
4mydaughterseducation	$50.00	$50.00	9/20/2009 11:35:11 AM
JPAW777	$100.00	$100.00	9/20/2009 3:46:13 PM
fireferd	$100.00	$100.00	9/20/2009 10:35:18 PM
ashinvest	$25.00	$25.00	9/22/2009 6:20:00 AM
rawsushi	$125.00	$125.00	9/22/2009 3:22:06 AM
TheSpottedFlamingo	$25.00	$25.00	9/22/2009 11:15:21 AM
resolute-liberty	$25.00	$25.00	9/22/2009 1:39:21 PM
jguerrajr	$25.00	$25.00	9/23/2009 5:49:47 AM
freedom3	$200.00	$200.00	9/22/2009 7:52:23 PM
AustinAmerica	$25.00	$25.00	9/22/2009 8:09:53 PM
wellsfrugal	$25.00	$25.00	9/23/2009 1:52:26 AM
r1j2r3	$25.00	$25.00	9/23/2009 2:14:19 PM
Techne_Funds_LLC	$25.00	$25.00	9/23/2009 7:15:09 PM
BuzzyBee336	$25.00	$25.00	9/23/2009 7:19:08 PM
momoney2lend	$100.00	$100.00	9/23/2009 8:14:55 PM
outofoffice	$25.00	$25.00	9/23/2009 8:41:49 PM
Cashlender1992	$25.00	$25.00	9/24/2009 7:51:49 AM
wowlender	$25.00	$25.00	9/24/2009 12:42:25 PM
Johnab	$55.00	$55.00	9/24/2009 11:04:44 AM
maga	$150.00	$150.00	9/24/2009 5:41:49 PM
primed	$50.00	$50.00	9/24/2009 6:26:10 PM
gilbrear	$25.00	$25.00	9/24/2009 6:22:23 PM
SweatyBalls	$50.00	$50.00	9/24/2009 7:07:44 PM
the-profit-oracle	$25.00	$25.00	9/24/2009 7:42:09 PM
HomerdohNY	$25.00	$25.00	9/24/2009 7:43:04 PM
gothampark	$25.00	$25.00	9/25/2009 12:55:07 AM
Bobusa	$25.00	$25.00	9/25/2009 4:53:51 AM
bitano	$50.00	$50.00	9/25/2009 6:34:49 AM
lookin_up	$50.00	$50.00	9/25/2009 6:17:31 AM
LendingHelper	$100.00	$100.00	9/25/2009 10:14:39 AM
BLKLOC11	$40.00	$40.00	9/25/2009 9:44:18 AM
VAGweilo	$100.00	$100.00	9/25/2009 12:30:14 PM
smyrna08	$25.00	$25.00	9/25/2009 11:16:52 AM
dorypro	$25.00	$25.00	9/25/2009 12:23:28 PM
JDWCARD	$80.00	$80.00	9/25/2009 3:49:16 PM
best-generosity-financier	$25.00	$25.00	9/25/2009 3:58:49 PM
dough-shooter	$50.00	$50.00	9/25/2009 4:02:54 PM
inventive-investment	$25.00	$25.00	9/25/2009 2:53:35 PM
oldman1947	$50.00	$50.00	9/25/2009 2:54:44 PM
SaintMatthew	$25.00	$25.00	9/25/2009 2:55:22 PM
DMKAssetManagement	$50.00	$9.63	9/25/2009 2:31:07 PM
Rob717171	$150.00	$150.00	9/25/2009 2:44:44 PM
mattbly	$27.19	$27.19	9/25/2009 3:05:37 PM
autumn_leaves	$25.00	$25.00	9/25/2009 4:04:18 PM
108 bids
Borrower Payment Dependent Notes Series 425396
This series of Notes was issued and sold upon the funding of the borrower loan #38819, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	E	Auction Duration:	14 days
Term:	36 months	Estimated loss:	14.0%	Auction start date:	Sep-22-2009
				Auction end date:	Sep-25-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.73%	Final monthly payment:	$67.85

Auction yield range:	14.27% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Oct-2000	Debt/Income ratio:	16%
Credit score:	660-680 (Sep-2009)	Current / open credit lines:	2 / 0	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	13	Length of status:	0y 2m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$1-$24,999
Delinquencies in last 7y:	1	Homeownership:	No
Inquiries last 6m:	1
Screen name:	Bookworm2000	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	14 ( 100% )	660-680 (Latest)
Principal borrowed:	$1,500.00	< mo. late:	0 ( 0% )	580-600 (Sep-2008) 600-620 (May-2008) 560-580 (Apr-2008) 560-580 (Mar-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
Second Successful Prosper Loan!
Thanks in advance to all prospective lenders!

This will be my second Prosper loan!?Thanks to all previous bidders as you all have helped me succeed at paying down my previous debt. I have made every payment on time with my 1st loan, and I assure you that I will continue to do so with this one as well. I?m currently in the process of interviewing with various Nursing schools for Spring 2010 admission, wish me luck.

Purpose of Loan

I intend to use this loan for educational expenses.?First of all, I plan?to purchase a much needed laptop computer that I'll soon need for assignments, projects and?presentations. Secondly, this loan will also be used to help cover the cost of other future expenses like books and uniforms.

Repayment Arrangement

Once again, I'm happy to announce that I?ve completely paid off my previous Proper loan?of $1,500.00.?It's now proven that I'm more than capable of making?every payment on time. I?m highly responsible as you can see from my recent credit profile and debt-to-income ratio.?Im currently up to date and in good standing with all my creditors, so please be confident that this loan will be paid in?FULL within 6 months. I actually fulfilled my 1st loan repayments within just 18 months. If there are any questions, please feel free to contact me at anytime.? This is a perfect way to help support someone honestly trying to accomplish his future goals, all of which will be graciously appreciated. Here is an outline of my expenses.

Monthly Income: $1,200.00 (Net)

Monthly Expenses

Rent/Water:???????? $200.00??????????????
Savings:??? ?????? ?? $200.00???????
Charity:??????????? ?? $120.00
Phone:??? ???? ? ? ?? $100.00
Auto Insurance:??? $80.00
Car Note:???????????? $175.00???
Misc. Expenses:? $325.00 (Prosper loan Repayment funds)

Have an Wonderful Day!
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

frugalinvestor20	$25.00	$25.00	9/22/2009 4:49:00 PM
noble-revenue	$25.00	$25.00	9/22/2009 10:36:58 PM
rubylender	$25.00	$25.00	9/23/2009 4:32:26 PM
gold-cluster	$100.00	$100.00	9/24/2009 6:50:38 PM
proton4	$25.00	$25.00	9/25/2009 5:39:45 AM
anton	$975.00	$900.00	9/25/2009 12:08:48 PM
mrbill5548	$50.00	$50.00	9/25/2009 12:10:46 PM
proton4	$25.00	$25.00	9/23/2009 6:50:09 AM
Jasmel	$300.00	$300.00	9/22/2009 10:50:02 PM
Evolver	$25.00	$25.00	9/25/2009 12:10:55 PM
10 bids
Borrower Payment Dependent Notes Series 426148
This series of Notes was issued and sold upon the funding of the borrower loan #38822, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	D	Auction Duration:	14 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Sep-29-2009
				Auction end date:	Oct-04-2009

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 31.34%	Starting monthly payment:	$41.03
Final lender yield:	26.38%	Final borrower rate/APR:	27.38% / 31.34%	Final monthly payment:	$41.03

Auction yield range:	11.27% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jun-1998	Debt/Income ratio:	30%
Credit score:	640-660 (Sep-2009)	Current / open credit lines:	12 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	32	Length of status:	2y 0m
Amount delinquent:	$0	Revolving credit balance:	$5,370	Occupation:	Laborer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	97%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	needybody	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying down credit card debt
Purpose of loan:
This loan will be used to help pay off high interest credit card.

My financial situation:
I am a good candidate for this loan because I may owe a bunch of creditors, but I do make payments on time every month.? Need money to pay?down on credit?card due to rising interest rate and increased payment?beginning in October.??

e: $ 2000

Monthly expenses: $
??Housing: $ 384
??Insurance: $?130
??Car expenses: $
??Utilities: $ 180
??Phone, cable, internet: $ 60
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 750
??Other expenses: $ 200
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Why borrow only $1,000 if your credit cards debt is more? What do you owe on all your credit cards and what are the rates and monthly payments? What rate are you looking for on this bid? Thank you. - jpblan11
A: I tried for a larger loan to combine them, but did not get fully funded. I have gotten the interest rates lowered on the other cards to around 9.9% so the payments have been lowered as well as I am able to actually pay on the cards and not just the interest. Basically all I am looking to gain with this loan is a lowered monthly payment. I am cashing in an insurance policy as well to help pay off the card. Huge thanks to all who have bid! (Oct-04-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

wildguy	$25.00	$25.00	9/30/2009 4:52:09 AM
Abed-nego	$500.00	$500.00	10/1/2009 3:10:07 PM
IPG1	$25.00	$25.00	10/1/2009 4:24:47 PM
mt3209	$25.00	$25.00	10/1/2009 4:49:49 PM
marwadi-62	$25.00	$25.00	10/1/2009 6:00:36 PM
monstersdad	$34.58	$34.58	10/2/2009 11:39:47 AM
Abed-nego	$450.00	$240.34	10/1/2009 4:45:35 PM
4mydaughterseducation	$25.08	$25.08	10/1/2009 5:38:24 PM
loanman2007	$25.00	$25.00	10/2/2009 11:42:36 AM
peter916	$75.00	$75.00	10/3/2009 10:12:13 PM
10 bids
Borrower Payment Dependent Notes Series 426528
This series of Notes was issued and sold upon the funding of the borrower loan #38794, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction Duration:	14 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Oct-01-2009
				Auction end date:	Oct-02-2009

Starting lender yield:	20.06%	Starting borrower rate/APR:	21.06% / 24.87%	Starting monthly payment:	$37.71
Final lender yield:	19.05%	Final borrower rate/APR:	20.05% / 23.84%	Final monthly payment:	$37.19

Auction yield range:	8.27% - 20.06%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	12.11%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Apr-2006	Debt/Income ratio:	10%
Credit score:	680-700 (Oct-2009)	Current / open credit lines:	6 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	7	Length of status:	4y 0m
Amount delinquent:	$0	Revolving credit balance:	$7,996	Occupation:	Realtor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	79%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	marni17	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Medical bills
Purpose of loan:
This loan will be used to pay down some medical expenses recently incurred.

My financial situation:
It is hard to show income when you work for yourself.? However, we own income producig property that pays for itself. I work as a Realtor and my wife is in sales.? We make a steady income, but just got hit recently with some heavy medical bills that need to get paid off.? They weren't in the budget, so to speak.

Monthly net income: $ 6010.00

Monthly expenses: $
??Housing: $ 1500.00
??Insurance: $?772.00
??Car expenses: $ NA
??Utilities: $ 200.00
??Phone, cable, internet: $ 165.00
??Food, entertainment: $ 400.00
??Clothing, household expenses $ 200.00
??Credit cards and other loans: $ 1990.00
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

inventive-wealth2	$25.00	$25.00	10/1/2009 3:46:09 PM
rellotsf	$25.00	$25.00	10/1/2009 3:46:36 PM
daisylady11	$25.00	$25.00	10/1/2009 3:47:01 PM
divemaster	$25.00	$25.00	10/1/2009 3:47:10 PM
Speedfreak	$25.00	$25.00	10/1/2009 3:46:04 PM
tender-gold	$25.00	$25.00	10/1/2009 3:46:06 PM
Phantom99	$25.00	$25.00	10/1/2009 3:46:15 PM
coolspeed	$25.00	$25.00	10/1/2009 3:46:17 PM
bmbanzai	$25.00	$25.00	10/1/2009 3:46:24 PM
scottr	$25.00	$25.00	10/1/2009 3:46:49 PM
hawkhelp	$25.00	$25.00	10/1/2009 3:46:12 PM
zoomdrm57	$25.00	$20.00	10/1/2009 3:47:32 PM
mcarm66	$25.00	$25.00	10/1/2009 3:46:40 PM
mtp	$50.00	$50.00	10/1/2009 3:46:46 PM
jybank	$25.00	$25.00	10/1/2009 3:55:23 PM
Bank_Of_XL	$50.00	$50.00	10/1/2009 4:13:18 PM
Syzygy	$25.00	$25.00	10/1/2009 7:29:57 PM
loanman2007	$25.00	$25.00	10/2/2009 12:11:31 PM
Gibbyland	$50.00	$50.00	10/1/2009 3:46:29 PM
a-healthy-affluence	$50.00	$50.00	10/1/2009 3:46:38 PM
thrifty-return	$50.00	$50.00	10/1/2009 3:46:01 PM
jga516	$25.00	$25.00	10/1/2009 3:46:05 PM
unk1911	$25.00	$25.00	10/1/2009 3:46:21 PM
Havana21	$50.00	$50.00	10/1/2009 3:46:26 PM
InvestorPartners	$25.00	$25.00	10/1/2009 3:46:33 PM
power-collider	$25.00	$25.00	10/1/2009 3:46:45 PM
inventive-exchange	$25.00	$25.00	10/1/2009 3:46:57 PM
jonn834	$25.00	$25.00	10/1/2009 3:47:04 PM
interstellar	$50.00	$50.00	10/1/2009 4:04:35 PM
LarryNY	$25.00	$25.00	10/1/2009 4:24:52 PM
dunrizzo	$30.00	$30.00	10/1/2009 8:26:29 PM
AuroraRobbin	$50.00	$50.00	10/2/2009 1:14:36 PM
32 bids
Borrower Payment Dependent Notes Series 426532
This series of Notes was issued and sold upon the funding of the borrower loan #38788, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,100.00	Prosper Rating:	D	Auction Duration:	14 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Oct-01-2009
				Auction end date:	Oct-01-2009

Starting lender yield:	11.18%	Starting borrower rate/APR:	12.18% / 14.31%	Starting monthly payment:	$69.93
Final lender yield:	11.18%	Final borrower rate/APR:	12.18% / 14.31%	Final monthly payment:	$69.93

Auction yield range:	11.27% - 11.18%	Estimated loss impact:	10.23%
Lender servicing fee:	1.00%	Estimated return:	0.95%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Mar-1996	Debt/Income ratio:	8%
Credit score:	680-700 (Oct-2009)	Current / open credit lines:	2 / 1	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	30	Length of status:	9y 4m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	9	Homeownership:	No
Inquiries last 6m:	0
Screen name:	TimKelley	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	19 ( 100% )	680-700 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	600-620 (Jan-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	19
Description
Buying camera Equipment
Purpose of loan:
Investing in DSLR camera gear.

My financial situation:
I am a good candidate for this loan because I have way more income than debt and I am one of the most dependable people you will meet. I had to file bankruptcy a couple of years ago due to a divorce that left me with a house, 2 cars and many credit cards and accounts in my name alone. I just could not survive on a single income. Since then as well as before that moment, I never missed a payment. I just paid off a $3000 loan for a Taylor guitar in less than a year, a $5000 prosper loan in a year and a half for studio recording equipment, a student loan and my vehicle. I hardly ever just make the minimum payment, I usually pay double or more.

Monthly net income: $ 2200.00

Monthly expenses: $ 1000.00 (roughly)
??Housing: $ 500.00
??Insurance: $400.00 every 6 months
??Utilities: $0 I rent and only pay $500 for everything
??Phone, cable, internet: $ 0
??Food, entertainment: $
??Clothing, household expenses $0 I rent and only pay $500 for everything
??Other expenses: $

Thank you for your consideration.
Information in the Description is not verified.
Friends And Family Winning Bids
wontonluie has bid a total of $2,100.00 in winning bids.
1 friends and family winning bid
Information in Questions and Answers is not verified
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

wontonluie	$2,100.00	$2,100.00	10/1/2009 4:55:42 PM
1 bids